Exhibit 10

Material Contracts

Exhibit 10.1

Preferred Trust Securities, Placement and Debenture agreements

UNITED BANCSHARES, INC.

10,000 Capital Securities

Fixed/Floating Rate Capital Securities

(Liquidation Amount $1,000.00 per Capital Security)

PLACEMENT AGREEMENT

________________________

March 17, 2003

FTN Financial Capital Markets

845 Crossover Lane, Suite 50

Memphis, Tennessee 38117

Keefe, Bruyette & Woods, Inc.

787 7th Avenue

4th Floor

New York, New York 10019

Ladies and Gentlemen:

United Bancshares, Inc., an Ohio corporation (the “Company”), and its financing subsidiary, United (OH) Statutory Trust I, a Connecticut statutory trust (the “Trust”, and hereinafter together with the Company, the “Offerors”), hereby confirm their agreement (this “Agreement”) with you as placement agents (the “Placement Agents”), as follows:

Section 1.

Issuance and Sale of Securities.

1.1.

Introduction. The Offerors propose to issue and sell at the Closing (as defined in Section 2.3.1 hereof) 10,000 of the Trust’s Fixed/Floating Rate C amount of $1,000.00 per capital security (the “Capital Securities”), to a company with limited liability established under the laws of the Cayman Islands (the “Purchaser”) pursuant to the terms of a Subscription Agreement entered into, or to be entered into on or prior to the Closing Date (as defined in Section 2.3.1 hereof), between the Offerors and the Purchaser (the “Subscription Agreement”), the form of which is attached hereto Exhibit A and incorporated herein by this reference.

1.2.

Operative Agreements. The Capital Securities shall be fully and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment (the “Guarantee”) pursuant and subject to the Guarantee Agreement (the “Guarantee Agreement”), to be dated as of the Closing Date and executed and delivered by the Company and U.S. Bank National Association (“U.S. Bank”), as trustee (the “Guarantee Trustee”), for the benefit from time to time of the holders of the Capital Securities shall be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and shall be used by the Trust to purchase $10,310,000.00 in principal amount of the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures (the “Debentures”) of the Company. The Capital Securities and the Common Securities for the Trust shall be issued pursuant to an Amended and Restated Declaration of Trust among U.S. Bank, as institutional trustee (the “Institutional Trustee”), the Administrators named therein, and the Company, to be dated as of the Closing Date and in substantially the form heretofore delivered to the Placement Agents (the “Trust Agreement”). The Debentures shall be issued pursuant to an Indenture (the “Indenture”), to be dated as of the Closing Date, between the Company and U.S. Bank, as indenture trustee (the “Indenture Trustee”). The documents identified in this Section 1.2 and in Section 1.1 are referred to herein as the “Operative Documents.”

1.3.

Rights of Purchaser. The Capital Securities shall be offered and sold by the Trust directly to the Purchaser without registration of any of the Capital Securities, the Debentures or the Guarantee under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act and other applicable securities laws. The Offerors agree that this Agreement shall be incorporated by reference into the Subscription Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agents and the Purchaser under this Agreement and shall be entitled to enforce obligations of the Offerors under this Agreement as fully as if the Purchaser were a party to this Agreement. The Offerors and the Placement Agents have entered into this Agreement to set forth their understanding as to their relationship and their respective rights, duties and obligations.

1.4.

Legends. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Capital Securities and Debentures certificates shall each contain a legend as required pursuant to any of the Operative Documents.

Section 2.

Purchase of Capital Securities.

2.1.

Exclusive Rights; Purchase Price. From the date hereof until the Closing Date (which date may be extended by mutual agreement of the Offerors and the Placement Agents), the Offerors hereby grant to the Placement Agents the exclusive right to arrange for the sale of the Capital Securities to the Purchaser at a purchase price of $1,000.00 per Capital Security.

2.2.

Subscription Agreement. The Offerors hereby agree to evidence their acceptance of the subscription by countersigning a copy of the Subscription Agreement and returning the same to the Placement Agents.

2.3.

Closing and Delivery of Payment.

2.3.1.

Closing; Closing Date. The sale and purchase of the Capital Securities by the Offerors to the Purchaser shall take place at a closing (the “Closing”) at the offices of Lewis, Rice & Fingersh, L.C., at 10:00 am. (St. Louis time) on March 26, 2003, or such other business day as may be agreed upon by the Offerors and the Placement Agents (the “Closing Date”); provided, however, that in no event shall the Closing Date occur later than March 28, 2003 unless consented to by the Purchaser. Payment by the Purchaser shall be payable in the manner set forth in the Subscription Agreement and shall be made prior to or on the Closing Date.

2.3.2.

Delivery. The certificate for the Capital Securities shall be in definitive form, registered in the name of the Purchaser and in the aggregate amount of the Capital Securities purchased by the Purchaser.

2.3.3.

Transfer Agent. The Offerors shall deposit the certificate representing the Capital Securities with the Institutional Trustee or other appropriate party prior to the Closing Date.

2.4.

Placement Agents’ Fees and Expenses.

2.4.1.

Placement Agents’ Compensation. Because the proceeds from the sale of the Capital Securities shall be used to purchase the Debentures from the Company, the Company shall pay an aggregate of $27.50 for each $1,000.00 of principal amount of Debentures sold to the Trust (excluding the Debentures related to the Common Securities purchased by the Company). Of this amount, $13.75 for each $1,000.00 of principal amount of Debentures shall be payable to FTN Financial Capital Markets and $13.75 for each $1,000.00 of principal amount of Debentures shall be payable to Keefe, Bruyette & Woods, Inc. Such amount shall be delivered to the Trustee or such other person designated by the Placement Agents on the Closing Date and shall be allocated between and paid to the respective Placement Agents as directed by the Placement Agents.

2.4.2.

Costs and Expenses. Whether or not this Agreement is terminated or the sale of the Capital Securities is consummated, the Company hereby covenants and agrees that it shall pay or cause to be paid (directly or by reimbursement) all reasonable Costs and expenses incident to the performance of the obligations of the Offerors under this Agreement, including all fees, expenses and disbursements of counsel and accountants for the Offerors; all reasonable expenses incurred by the Offerors incident to the preparation, execution and delivery of the Trust Agreement, the Indenture, and the Guarantee; and all other reasonable costs and expenses incident to the performance of the obligations of the Company hereunder and under the Trust Agreement.

2.5.

Failure to Close. If any of the conditions to the Closing specified in this Agreement shall not have been fulfilled to the satisfaction of the Placement Agents or if the Closing shall not have occurred on or before 10:00 a.m. (St. Louis time) on March 28, 2003, then each party hereto, notwithstanding anything to the contrary in this Agreement, shall be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure; provided, however, that the obligations of the parties under Sections 2.4.2, 7.5 and 9 shall not be so relieved and shall continue in full force and effect.

Section 3. Closing Conditions. The obligations of the Purchaser and the Placement Agents on the Closing Date shall be subject to the accuracy, at and as of the Closing Date, of the representations and warranties of the Offerors contained in this Agreement, to the accuracy, at and as of the Closing Date, of the statements of the Offerors made in any certificates pursuant to this Agreement, to the performance by the Offerors of their respective obligations under this Agreement, to compliance, at and as of the Closing Date, by the Offerors with their respective agreements herein contained, and to the following further conditions:

3.1.

Opinions of Counsel. On the Closing Date, the Placement Agents shall have received the following favorable opinions, each dated as of the Closing Date: (a) from Dinsmore & Shohl LLP, counsel for the Offerors and addressed to the Purchaser and the Placement Agents in substantially the form set forth on Exhibit B-1 attached hereto and incorporated herein by this reference, (b) from Bingham McCutchen LLP, special Connecticut counsel to the Offerors and addressed to the Purchaser, the Placement Agents and the Offerors, in substantially the form set forth on Exhibit B-2 attached hereto and incorporated herein by this reference and (c) from Lewis, Rice & Fingersh, L.C., special tax counsel to the Offerors, and addressed to the Placement Agents and the Offerors, in substantially the form set forth on Exhibit B-3 attached hereto and incorporated herein by this reference, subject to the receipt by Lewis, Rice & Fmgersh, L.C. of a representation letter from the Company in the form set forth in Exhibit B-3 completed in a manner reasonably satisfactory to Lewis, Rice & Fingersh, L.C. (collectively, the “Offerors’ Counsel Opinions”). In rendering the Offerors’ Counsel Opinions, counsel to the Offerors may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Offerors (copies of which shall be delivered to the Placement Agents and the Purchaser) and by government officials, and upon such other documents as counsel to the Offerors may, in their reasonable opinion, deem appropriate as a basis for the Offerors’ Counsel Opinions. Counsel to the Offerors may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Offerors’ counsel is not admitted to practice in the State of New York, the opinion of Offerors’ counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Offerors’ Counsel Opinions shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

3.2.

Officer’s Certificate. At the Closing Date, the Purchaser and the Placement Agents shall have received certificates from the Chief Executive Officer of the Company, dated as of the Closing Date, stating that (i) the representations and warranties of the Offerors set forth in Section 5 hereof are true and correct as of the Closing Date and that the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, (ii) since the date of this Agreement the Offerors have not incurred any liability or obligation, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, which is material to the Offerors, and (iii) covering such other matters as the Placement Agents may reasonably request.

3.3.

Administrator’s Certificate. At the Closing Date, the Purchaser and the Placement Agents shall have received a certificate of one or more Administrators of the Trust, dated as of the Closing Date, stating that the representations and warranties of the Trust set forth in Section 5 are true and correct as of the Closing Date and that the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

3.4.

Purchase Permitted by Applicable Laws; Legal Investment. The purchase of and payment for the Capital Securities as described in this Agreement and pursuant to the Subscription Agreement shall (a) not be prohibited by any applicable law or governmental regulation, (b) not subject the Purchaser or the Placement Agents to any penalty or, in the reasonable judgment of the Purchaser and the Placement Agents, other onerous conditions under or pursuant to any applicable law or governmental regulation, and (c) be permitted by the laws and regulations of the jurisdictions to which the Purchaser and the Placement Agents are subject.

3.5.

Consents and Permits. The Company and the Trust shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the Trust is a party or to which either is subject, in connection with the transactions contemplated by this Agreement.

3.6.

Sale of Purchaser Securities. The Purchaser shall have sold securities issued by the Purchaser in an amount such that the net proceeds of such sale shall be (i) available on the Closing Date and (ii) in an amount sufficient to purchase the Capital Securities and all other capital or similar securities contemplated in agreements similar to this Agreement and the Subscription Agreement.

3.7.

Information. Prior to or on the Closing Date, the Offerors shall have furnished to the Placement Agents such further information, certificates, opinions and documents addressed to the Purchaser and the Placement Agents, which the Placement Agents may reasonably request, including, without limitation, a complete set of the Operative Documents or any other documents or certificates required by this Section 3; and all proceedings taken by the Offerors in connection with the issuance, offer and sale of the Capital Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agents.

If any condition specified in this Section 3 shall not have been fulfilled when and as required in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Placement Agents, this Agreement may be terminated by the Placement Agents by notice to the Offerors at any time at or prior to the Closing Date. Notice of such termination shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

Section 4. Conditions to the Offerors’ Obligations. The obligations of the Offerors to sell the Capital Securities to the Purchaser and consummate the transactions contemplated by this Agreement shall be subject to the accuracy, at and as of the Closing Date, of the representations and warranties of the Placement Agents contained in this Agreement and to the following further conditions:

4.1.

Executed Agreement. The Offerors shall have received from the Placement Agents an executed copy of this Agreement.

4.2.

Fulfillment of Other Obligations. The Placement Agents shall have fulfilled all of their other obligations and duties required to be fulfilled under this Agreement prior to or at the Closing.

Section 5. Representations and Warranties of the Offerors. Except as set forth on the Disclosure Schedule (as defined in Section 11.1) attached hereto, if any, the Offerors jointly and severally represent and warrant to the Placement Agents and the Purchaser as of the date hereof and as of the Closing Date as follows:

5.1.

Securities Law Matters.

(a)

Neither the Company nor the Trust, nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), nor any person acting on any of their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration under the Securities Act of any of the Capital Securities, the Guarantee or the Debentures (collectively, the “Securities”) or any other securities to be issued, or which may be issued, by the Purchaser.

(b)

Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf has (i) other than the Placement Agents, offered for sale or solicited offers to purchase the Securities, (ii) engaged or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act (“Regulation S”) with respect to the Securities, or (iii) engaged in any form of offering, general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

(c)

The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(d)

Neither the Company nor the Trust is or, after giving effect to the offering and sale of the Capital Securities and the consummation of the transactions described in this Agreement, will be an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the investment Company Act of 1940, as amended (the “Investment Company Act”) without regard to Section 3(c) of the Investment Company Act.

(e)

Neither the Company nor the Trust has paid or agreed to pay to any person or entity (other than the Placement Agents) any compensation for soliciting another to purchase any of the Securities.

5.2. Organization, Standing and Qualification of the Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Connecticut Statutory Trust Act (the “Statutory Trust Act”) with the power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Trust. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will, under current law, be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

5.3.

Trust Agreement. The Trust Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and the Administrators of the Trust, and, assuming due authorization, execution and delivery by the Institutional Trustee, will be a valid and binding obligation of the Company and such Administrators, enforceable against them in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other laws relating to or affecting creditors’ rights generally, and (b) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) (“Bankruptcy and Equity”). Each of the Administrators of the Trust is an employee or a director of the Company or of a financial institution subsidiary of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

5.4. Guarantee Agreement and the Indenture. Each of the Guarantee and the Indenture has been duly authorized by the Company and, on the Closing Date will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee, and by the Indenture Trustee, in the case of the Indenture, will be a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to Bankruptcy and Equity.

5.5.

Capital Securities and Common Securities. The Capital Securities and the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor on the Closing Date to the Purchaser, in the case of the Capital Securities, and to the Company, in the case of the Common Securities, will be validly issued and represent undivided beneficial interests in the assets of the Trust. None of the Capital Securities or the Common Securities is subject to preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance.

5.6.

Debentures. The Debentures have been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture, and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor by the Trust, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to Bankruptcy and Equity.

5.7.

Power and Authority. This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes the valid and binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to Bankruptcy and Equity.

5.8.

No Defaults. The Trust is not in violation of the Trust Agreement or, to the knowledge of the Administrators, any provision of the Statutory Trust Act. The execution, delivery and performance by the Company or the Trust of this Agreement or the Operative Documents to which it is a party, and the consummation of the transactions contemplated herein or therein and the use of the proceeds therefrom, will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or other encumbrance upon any property or assets of the Trust, the Company or any of the Company’s Subsidiaries (as defined in Section 5.11 hereof) pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust, the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is subject, except for a conflict, breach, default, lien, charge or encumbrance which could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect nor will such action result in any violation of the Trust Agreement or the Statutory Trust Act or require the consent, approval, authorization or order of any court or governmental agency or body. As used herein, the term “Material Adverse Effect” means any one or more effects that individually or in the aggregate are material and adverse to the Offeror’s ability to consummate the transactions contemplated herein or in the Operative Documents or any one or more effects that individually or in the aggregate are material and adverse to the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Company and its Subsidiaries taken as whole, whether or not occurring in the ordinary course of business.

5.9.

Organization, Standing and Qualification of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Ohio, with all requisite corporate power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

5.10.

Subsidiaries of the Company. Each of the Company’s significant subsidiaries (as defined in Section 1-02(w) of Regulation S-X to the Securities Act (the “Significant Subsidiaries”)) is listed in Exhibit C attached hereto and incorporated herein by this reference. Each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure of any such Significant Subsidiary to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of the Significant Subsidiaries (a) have been duly authorized and are validly issued, (b) are fully paid and nonassessable, and (c) are wholly owned, directly or indirectly, by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon voting or transfer, preemptive rights, claim, equity or other defect.

5.11.

Permits. The Company and each of its subsidiaries (as defined in Section 1-02(x) of Regulation S-X to the Securities Act) (the “Subsidiaries”) have all requisite power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted, except such authorizations, approvals, orders, licenses, certificates and permits which, if not obtained and maintained, would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorizations, approvals, orders, licenses, certificates or permits which, singly or in the aggregate, if the failure to be so licensed or approved is the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, have a Material Adverse Effect; and the Company and its Subsidiaries are in compliance with all applicable laws, rules, regulations and orders and consents, the violation of which would, singly or in the aggregate, have a Material Adverse Effect.

5.12.

Conflicts, Authorizations and Approvals. Neither the Company nor any of its Subsidiaries is in violation of its respective articles or certificate of incorporation, charter or by-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which either the Company or any of its Subsidiaries is a party, or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, the effect of which violation or default in performance or observance would have, singly or in the aggregate, a Material Adverse Effect.

5.13.

Holding Company Registration and Deposit Insurance. The Company is duly registered (i) as a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve System or (ii) as a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended, and the regulations of the Office of Thrift Supervision, and the deposit accounts of the Company’s Subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or threatened.

5.14.

Financial Statements.

(a)

The consolidated balance sheets of the Company and all of its Subsidiaries as of December 31, 2002 and December 31, 2001 and related consolidated income statements and statements of changes in shareholders’ equity for the 3 years ended December 31, 2002 together with the notes thereto, copies of each of which have been provided to the Placement Agents (together, the “Financial Statements”), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the financial position and the results of operations and changes in shareholders’ equity of the Company and all of its Subsidiaries as of the dates and for the periods indicated. The books and records of the Company and all of its Subsidiaries have been, and are being, maintained in all material respects in accordance with generally accepted accounting principles and any other applicable legal and accounting requirements and reflect only actual transactions.

(b)

The information in the Company’s report on form FR Y-9C dated December 31, 2002 (the “FR Y-9C”) previously provided to the Placement Agents fairly presents in all material respects the financial position of the Company and all of its Subsidiaries as of such date.

(c)

Since the respective dates of the Financial Statements and the FR Y-9C, there has been no material adverse change or development with respect to the financial condition or earnings of the Company and all of its Subsidiaries, taken as a whole.

(d)

The accountants of the Company who certified the Financial Statements are independent public accountants of the Company and its Subsidiaries within the meaning of the Securities Act and the rules and regulations thereunder.

5.15.

Regulatory Enforcement Matters. Neither the Company nor any of its Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been since January 1, 2000, a recipient of any supervisory letter from, or since January 1, 2000, has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their ability or authority to pay dividends or make distributions to their shareholders or make payments of principal or interest on their debt obligations, their management or their business (each, a “Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised since January 1, 2000, by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no material unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions, bank, financial or savings and loan holding companies, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its Subsidiaries.

5.16.

No Material Change. Since December 31, 2002, there has been no material adverse change or development with respect to the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Company or its Subsidiaries on a consolidated basis, whether or riot arising in the ordinary course of business.

5.17.

No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its Subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the Financial Statements and (ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its Subsidiaries since the date of the most recent balance sheet included in the Financial Statements.

5.18.

Litigation. No charge, investigation, action, suit or proceeding is pending or, to the knowledge of the Offerors, threatened, against or affecting the Company or its Subsidiaries or any of their respective properties before or by any courts or any regulatory, administrative or governmental official, commission, board, agency or other authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could have, singly or in the aggregate, a Material Adverse Effect.

5.19.

Deferral of Interest Payments on Debentures. The Company has no present intention to exercise its option to defer payments of interest on the Debentures as provided in the Indenture. The Company believes that the likelihood that it would exercise its right to defer payments of interest on the Debentures as provided in the indenture at any time during which the Debentures are outstanding is remote because of the restrictions that would be imposed on the Company’s ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock and on the Company’s ability to make any payments of principal, interest or premium on, or repay, repurchase or redeem, any of its debt securities that rank pan passu in all respects with, or junior in interest to, the Debentures.

Section 6. Representations and Warranties of the Placement Agents. Each Placement Agent represents and warrants to the Offerors as to itself (but not as to the other Placement Agent) as follows:

6.1.

Organization, Standing and Qualification.

(a)

FTN Financial Capital Markets is a division of First Tennessee Bank, N.A., a national banking association duly organized, validly existing and in good standing under the laws of the United States, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. FTN Financial Capital Markets is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise). earnings, business, prospects or results of operations of FTN Financial Capital Markets.

(b)

Keefe, Bruyette & Woods, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. Keefe, Bruyette & Woods, Inc. is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of Keefe, Bruyette & Woods, Inc.

6.2.

Power and Authority. The Placement Agent has all requisite power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and constitutes the legal, valid and binding agreement of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, subject to Bankruptcy and Equity and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

6.3.

General Solicitation. in the case of the offer and sale of the Capital Securities, no form of general solicitation or general advertising was used by the Placement Agent or its representatives including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Placement Agent nor its representatives have engaged or will engage in any “directed selling efforts” within the meaning of Regulation S with respect to the Capital Securities.

6.4.

Purchaser. The Placement Agent has made such reasonable inquiry as is necessary to determine that the Purchaser is acquiring the Capital Securities for its own account, that the Purchaser does not intend to distribute the Capital Securities in contravention of the Securities Act or any other applicable securities laws, and that the Purchaser is not a “U.S. person” as that term is defined under Rule 902 of the Securities Act.

6.5.

Qualified Purchasers. The Placement Agent has not offered or sold and will not arrange for the offer or sale of the Capital Securities except (i) in an offshore transaction complying with Rule 903 of Regulation S, or (ii) to those the Placement Agent reasonably believes are “accredited investors” (as defined in Rule 501 of Regulation D), or (iii) in any other manner that does not require registration of the Capital Securities under the Securities Act. in connection with each such sale, the Placement Agent has taken or will take reasonable steps to ensure that the Purchaser is aware that (a) such sale is being made in reliance on an exemption under the Securities Act and (b) future transfers of the Capital Securities will not be made except in compliance with applicable securities laws.

6.6.

Offering Circulars. Neither the Placement Agent nor its representatives will include any non-public information about the Company, the Trust or any of their affiliates in any registration statement, prospectus, offering circular or private placement memorandum used in connection with any purchase of Capital Securities without the prior written consent of the Trust and the Company.

Section 7. Covenants of the Offerors. The Offerors covenant and agree with the Placement Agents and the Purchaser as follows:

7.1.

Compliance with Representations and Warranties. During the period from the date of this Agreement to the Closing Date, the Offerors shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 5 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

7.2.

Sale and Registration of Securities. The Offerors and their Affiliates shall not nor shall any of them permit any person acting on their behalf (other than the Placement Agents), to directly or indirectly (i) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Capital Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) make offers or sales of any such Security, or solicit offers to buy any such Security, under circumstances that would require the registration of any of such Securities under the Securities Act.

7.3.

Use of Proceeds. The Trust shall use the proceeds from the sale of the Capital Securities to purchase the Debentures from the Company.

7.4.

Investment Company. The Offerors shall not engage, or permit any Subsidiary to engage, in any activity which would cause it or any Subsidiary to be an “investment company” under the provisions of the Investment Company Act.

7.5.

Reimbursement of Expenses. If the sale of the Capital Securities provided for herein is not consummated (i) because any condition set forth in Section 3 hereof is not satisfied, or (ii) because of any refusal, inability or failure on the part of the Company or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a breach by the Placement Agents, the Company shall reimburse the Placement Agents upon demand for all of their pro rata share of out-of-pocket expenses (including reasonable fees and disbursements of counsel) in an amount not to exceed $50,000.00 that shall have been incurred by them in connection with the proposed purchase and sale of the Capital Securities. Notwithstanding the foregoing, the Company shall have no obligation to reimburse the Placement Agents for their out-of-pocket expenses if the sale of the Capital Securities fails to occur because the condition set forth in Section 3.6 is not satisfied or because either of the Placement Agents fails to fulfill a condition set forth in Section 4.

7.6.

Directed Selling Efforts, Solicitation and Advertising. In connection with any offer or sale of any of the Securities, the Offerors shall not, nor shall either of them permit any of their Affiliates or any person acting on their behalf, other than the Placement Agents, to, (i) engage in any “directed selling efforts” within the meaning of Regulation S, or (ii) engage in any form of general solicitation or general advertising (as defined in Regulation D).

7.7.

Compliance with Rule 144A(d)(4) under the Securities Act. So long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule l44(a)(3) under the Securities Act, the Offerors will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Offerors are not exempt from such reporting requirements pursuant to and in compliance with Rule l2g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser in connection with any proposed transfer, any information required to be provided by Rule l44A(d)(4) under the Securities Act, if applicable. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities. The information provided by the Offerors pursuant to this Section 7.7 will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.8.

Quarterly Reports. Within 50 days of the end of each calendar year quarter and within 100 days of the end of each calendar year during which the Debentures are issued and outstanding, the Offerors shall submit to The Bank of New York a completed quarterly report in the form attached hereto as Exhibit D. The Offerors acknowledge and agree that The Bank of New York and its successors and assigns is a third party beneficiary of this Section 7.8.

Section 8. Covenants of the Placement Agents. The Placement Agents covenant and agree with the Offerors that, during the period from the date of this Agreement to the Closing Date, the Placement Agents shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 6 to be true as of Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date. The Placement Agents further covenant and agree not to engage in hedging transactions with respect to the Capital Securities unless such transactions are conducted in compliance with the Securities Act.

Section 9.

Indemnification.

9.1.

Indemnification Obligation. The Offerors shall jointly and severally indemnify and hold harmless the Placement Agents and the Purchaser and each of their respective agents, employees, officers and directors and each person that controls either of the Placement Agents or the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and agents, employees, officers and directors or any such controlling person of either of the Placement Agents or the Purchaser (each such person or entity, an “Indemnified Party”) from and against any and all losses, claims, damages, judgments, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Offerors), insofar as such losses, claims, damages, judgments, liabilities or expenses (or actions in respect thereof) arise out of, or are based upon, or relate to, in whole or in part, (a) any untrue statement or alleged untrue statement of a material fact contained in any information (whether written or oral) or documents executed in favor of, furnished or made available to the Placement Agents or the Purchaser by the Offerors, or (b) any omission or alleged omission to state in any information (whether written or oral) or documents executed in favor of, furnished or made available to the Placement Agents or the Purchaser by the Offerors a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Indemnified Party for any legal and other expenses as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, judgments, liability, expense or action described in this Section 9.1. In addition to their other obligations under this Section 9, the Offerors hereby agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of, or based upon, or related to the matters described above in this Section 9.1, they shall reimburse each Indemnified Party on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Indemnified Party shall promptly return such amounts to the Offerors together with interest, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by First Tennessee Bank, N.A. (the “Prime Rate”). Any such interim reimbursement payments which are not made to an Indemnified Party within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

9.2.

Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Party under this Section 9 of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Offerors under this Section 9, notify the Offerors in writing of the commencement thereof; but, subject to Section 9.4, the omission to so notify the Offerors shall not relieve them from any liability pursuant to Section 9.1 which the Offerors may have to any Indemnified Party unless and to the extent that the Offerors did not otherwise learn of such action and such failure by the Indemnified Party results in the forfeiture by the Offerors of substantial rights and defenses. In case any such action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from the Offerors, the Offerors shall be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the Offerors and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Offerors and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Offerors, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party. Upon receipt of notice from the Offerors to such Indemnified Party of their election to so assume the defense of such action and approval by the Indemnified Party of counsel, the Offerors shall not be liable to such Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso in the preceding sentence (it being understood, however, that the Offerors shall not be liable for the expenses of more than one separate counsel representing the Indemnified Parties who are parties to such action), or (ii) the Offerors shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel of such Indemnified Party shall be at the expense of the Offerors.

9.3.

Contribution. If the indemnification provided for in this Section 9 is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an Indemnified Party under Section 9.1 in respect of any losses, claims, damages, liabilities or expenses referred to herein or therein, then the Offerors shall contribute to the amount paid or payable by such Indemnified Party as a result of any losses, claims, damages, judgments, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Indemnified Party, on the other hand, from the offering of such Capital Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and the Placement Agents, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein or other breaches which resulted in such losses, claims, damages, judgments, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Offerors, on the one hand, and the Placement Agents, on the other hand, shall be deemed to be in the same proportion, in the case of the Offerors, as the total price paid to the Offerors for the Capital Securities sold by the Offerors to the Purchaser (net of the compensation paid to the Placement Agents hereunder, but before deducting expenses), and in the case of the Placement Agents, as the compensation received by them, bears to the total of such amounts paid to the Offerors and received by the Placement Agents as compensation. The relative fault of the Offerors and the Placement Agents shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission of a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Offerors or the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The provisions set forth in Section 9.2 with respect to notice of commencement of any action shall apply if a claim for contribution is made under this Section 9.3; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9.2 for purposes of indemnification. The Offerors and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 9.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.3. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, judgments, liabilities or expenses referred to in this Section 9.3 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. In no event shall the liability of the Placement Agents hereunder be greater in amount than the dollar amount of the compensation (net of payment of all expenses) received by the Placement Agents upon the sale of the Capital Securities giving rise to such obligation. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

9.4.

Additional Remedies. The indemnity and contribution agreements contained in this Section 9 are in addition to any liability that the Offerors may otherwise have to any Indemnified Party.

9.5.

Additional Indemnification. The Company shall indemnify and hold harmless the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Sections 9.1 through 9.4 hereof.

Section 10.

Rights and Responsibilities of Placement Agents.

10.1.

Reliance. In performing their duties under this Agreement, the Placement Agents shall be entitled to rely upon any notice, signature or writing which they shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Placement Agents may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees to either the Placement Agents or the Purchaser.

10.2.

Rights of Placement Agents. In connection with the performance of their duties under this Agreement, the Placement Agents shall not be liable for any error of judgment or any action taken or omitted to be taken unless the Placement Agents were grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Placement Agents to expend or risk their own funds or otherwise incur any financial liability on behalf of the Purchaser in connection with the performance of any of their duties hereunder. The Placement Agents shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement.

Section 11.

Miscellaneous.

11.1.

Disclosure Schedule. The term “Disclosure Schedule,” as used herein, means the schedule, if any, attached to this Agreement that sets forth items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in Section 5 hereof; provided, that any item set forth in the Disclosure Schedule as an exception to a representation or warranty shall be deemed an admission by the Offerors that such item represents an exception, fact, event or circumstance that is reasonably likely to result in a Material Adverse Effect. The Disclosure Schedule shall be arranged in paragraphs corresponding to the section numbers contained in Section 5. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the immediately preceding sentence, the mere listing (or inclusion of a copy) of a document or other item in the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the representation or warranty has to do with the existence of the document or other item itself. Information provided by the Company in response to any due diligence questionnaire shall not be deemed part of the Disclosure Schedule and shall not be deemed to be an exception to one or more representations or warranties contained in Section 5 hereof unless such information is specifically included on the Disclosure Schedule in accordance with the provisions of this Section 11.1.

11.2.

Legal Expenses. At Closing, the Placement Agents shall provide a credit for the Offerors’ transaction-related legal expenses in the amount of $10,000.00.

11.3.

Notices. Prior to the Closing, and thereafter with respect to matters pertaining to this Agreement only, all notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or overnight air courier guaranteeing next day delivery:

if to the Placement Agents, to:

FTN Financial Capital Markets

845 Crossover Lane, Suite 150

Memphis, Tennessee 38117

Telecopier:

901-435-4706

Telephone:

800-456-5460

Attention:

James D. Wingett

and

Keefe, Bruyette & Woods, Inc.

787 7th Avenue

4th Floor

New York, New York 10019

Telecopier:

212-403-2000

Telephone:

212-403-1004

Attention:

Mitchell Kleinman, General Counsel

with a copy to:

Lewis, Rice & Fingersh, L.C.

500 North Broadway, Suite 2000

St. Louis, Missouri 63102

Telecopier:

314-241-6056

Telephone:

314-444-7600

Attention:

Thomas C. Erb, Esq.

and

Sidley Austin Brown & Wood LLP

787 7th Avenue

New York, New York 10019

Telecopier:

212-839-5599

Telephone:

212-839-5300

Attention:

Renwick Martin, Esq.

if to the Offerors, to:

United Bancshares, Inc.

100 South High Street

Columbus Grove, Ohio 45830

Telecopier:

419-659-2069

Telephone:

419-659-2141 Ext. 4228

Attention:

Steven G. Freeman

with a copy to:

Dinsmore & Shohl LLP

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio 45202-4700

Telecopier:

513-977-8151

Telephone:

513-977-8171

Attention:

Susan B. Zaunbrecher, Esq.

All such notices and communications shall be deemed to have been duly given (i) at the time delivered by hand, if personally delivered, (ii) five business days after being deposited in the mail, postage prepaid, if mailed, (iii) when answered back, if telexed, (iv) the next business day after being telecopied, or (v) the next business day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery. From and after the Closing, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Placement Agents, the Company, and their respective counsel, may change their respective notice addresses from time to time by written notice to all of the foregoing persons.

11.4.

Parties in Interest, Successors and Assigns. Except as expressly set forth herein, this Agreement is made solely for the benefit of the Placement Agents, the Purchaser and the Offerors and any person controlling the Placement Agents, the Purchaser or the Offerors and their respective successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

11.5.

Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11.6.

Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.7.

Governing  Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAWS PERTAINING TO CONFLICTS OF LAWS) OF THE STATE OF NEW YORK.

11.8.

Entire Agreement. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transactions contemplated by this Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transaction contemplated by this Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

11.9.

Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Placement Agents’ and the Purchaser’s rights and privileges shall be enforceable to the fullest extent permitted by law.

11.10.

Survival. The Placement Agents and the Offerors, respectively, agree that the representations, warranties and agreements made by each of them in this Agreement and in any certificate or other instrument delivered pursuant hereto shall remain in full force and effect and shall survive the delivery of, and payment for, the Capital Securities.

Signatures appear on the following page

If this Agreement is satisfactory to you, please so indicate by signing the acceptance of this Agreement and deliver such counterpart to the Offerors whereupon this Agreement will become binding between us in accordance with its terms.

Very truly yours,

UNITED BANCSHARES, INC.

By:

/s/ E. Eugene Lehman

Name:

E. Eugene Lehman

Title:

President

UNITED (OH) STATUTORY TRUST I

By:

/s/ Steven G. Freeman

Name:

Steven G. Freeman

Title:

Administrator

CONFIRMED AND ACCEPTED

as of the date first set forth above

FTN FINANCIAL CAPITAL MARKETS,

a division of First Tennessee Bank, N.A.,

as a Placement Agent

By:

/s/ James D. Wingett

Name:

James D. Wingett

Title:

Senior Vice President

KEEFE, BRUYETTE & WOODS, INC.

a New York corporation, as Placement Agent

By:

/s/ Peter J. Wirth

Name:

Peter J. Wirth

Title:

Managing Director

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

UNITED (OH) STATUTORY TRUST I

UNITED BANCSHARES, INC.

SUBSCRIPTION AGREEMENT

March 26, 2003

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) made among United (OH) Statutory Trust I (the “Trust”), a statutory trust created under the Connecticut Statutory Trust Act (Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq.), United Bancshares, Inc., an Ohio corporation, with its principal offices located at 100 South High Street, Columbus Grove, Ohio 45830 (the “Company” and, collectively with the Trust, the “Offerors”), and Preferred Term Securities IX, Ltd. (the “Purchaser”).

RECITALS:

A.

The Trust desires to issue 10,000 of its Fixed/Floating Rate Capital Securities (the “Capital Securities”), liquidation amount $1,000.00 per Capital Security, representing an undivided beneficial interest in the assets of the Trust (the “Offering”), to be issued pursuant to an Amended and Restated Declaration of Trust (the “Declaration”) by and among the Company, U.S. Bank National Association (“U.S. Bank”), the administrators named therein, and the holders (as defined therein), which Capital Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the terms of a Guarantee Agreement between the Company and U.S. Bank, as trustee (the “Guarantee”); and

B.

The proceeds from the sale of the Capital Securities will be combined with the proceeds from the sale by the Trust to the Company of its common securities, and will be used by the Trust to purchase an equivalent amount of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures of the Company (the “Debentures”) to be issued by the Company pursuant to an indenture to be executed by the Company and U.S. Bank, as trustee (the “Indenture”); and

C.

In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF CAPITAL SECURITIES

1.1.

Upon the execution of this Agreement, the Purchaser hereby agrees to purchase from the Trust 10,000 Capital Securities at a price equal to $1,000.00 per Capital Security (the “Purchase Price”) and the Trust agrees to sell such Capital Securities to the Purchaser for said Purchase Price. The rights and preferences of the Capital Securities are set forth in the Declaration. The Purchase Price is payable in immediately available funds on March 26, 2003, or such other business day as may be designated by the Purchaser, but in no event later than March 28, 2003 (the “Closing Date”). The Offerors shall provide the Purchaser wire transfer instructions no later than 1 day following the date hereof.

1 .2.

The certificate for the Capital Securities shall be delivered by the Trust on the Closing Date to the Purchaser or its designee.

1.3.

The Placement Agreement, dated March 17, 2003 (the “Placement Agreement”), among the Offerors and the Placement Agents identified therein includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the Offering. The Placement Agreement is hereby incorporated by reference into this Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agents and the Purchaser under the Placement Agreement and shall be entitled to enforce the obligations of the Offerors under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PURCHASER

2.1.

The Purchaser understands and acknowledges that neither the Capital Securities, the Debentures nor the Guarantee have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities law, are being offered for sale by the Trust in transactions not requiring registration under the Securities Act, and may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

2.2.

The Purchaser represents, warrants and certifies that (i) it is not a “U.S. person” as such term is defined in Rule 902 under the Securities Act, (ii) it is not acquiring the Capital Securities for the account or benefit of any such U.S. person, (iii) the offer and sale of Capital Securities to the Purchaser constitutes an “offshore transaction” under Regulation S of the Securities Act, and (iv) it will not engage in hedging transactions with regard to the Capital Securities unless such transactions are conducted in compliance with the Securities Act and the Purchaser agrees to the legends and transfer restrictions set forth on the Capital Securities certificate.

2.3.

The Purchaser represents and warrants that it is purchasing the Capital Securities for its own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Capital Securities pursuant to an effective registration statement under the Securities Act or under Rule 144A or any other exemption from registration available under the Securities Act or any other applicable Securities law.

2.4.

The Purchaser represents and warrants that it has full power and authority to execute and deliver this Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein and it has full right and power to subscribe for Capital Securities and perform its obligations pursuant to this Agreement.

2.5.

The Purchaser, a Cayman Islands Company whose business includes issuance of certain notes and acquiring the Capital Securities and other similar securities, represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Capital Securities, has had the opportunity to ask questions of, and receive answers and request additional information from, the Offerors and is aware that it may be required to bear the economic risk of an investment in the Capital Securities.

2.6.

The Purchaser represents and warrants that no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Agreement or to consummate the transactions contemplated herein.

2.7.

The Purchaser represents and warrants that this Agreement has been duly authorized, executed and delivered by the Purchaser.

2.8.

The Purchaser represents and warrants that (i) the Purchaser is not in violation or default of any term of its Memorandum of Association or Articles of Association, of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is a party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Purchaser which would prevent the Purchaser from performing any material obligation set forth in this Agreement; and (ii) the execution, delivery and performance of and compliance with this Agreement, and the consummation of the transactions contemplated herein, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Purchaser, its business or operations or any of its assets or properties which would prevent the Purchaser from performing any material obligations set forth in this Agreement.

2.9.

The Purchaser represents and warrants that the Purchaser is an exempted company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction where it is organized, with full power and authority to perform its obligations under this Agreement.

2.10.

The Purchaser understands and acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties or agreements deemed to have been made by it by its purchase of the Capital Securities are no longer accurate, it shall promptly notify the Company.

2.11.

The Purchaser understands that no public market exists for any of the Capital Securities, and that it is unlikely that a public market will ever exist for the Capital Securities.

ARTICLE III

MISCELLANEOUS

3.1.

Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

To the Offerors:

United Bancshares, Inc.

100 South High Street

Columbus Grove, Ohio 45830

Attention:

Steven G. Freeman

Fax:

419-659-2069

To the Purchaser:

Preferred Term Securities IX, Ltd.

c/o Maples Finance Limited

P.O. Box 1093 GT

Queensgate House

South Church Street

George Town, Grand Cayman

Cayman Islands

Attention:

The Directors

Fax:

345-945-7100

Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

3.2.

This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

3.3.

Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Capital Securities as herein provided.

3.4.

NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

3.5.

The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

3.6.

This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

3.7.

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Offerors’ and the Purchaser’s rights and privileges shall be enforceable to the fullest extent permitted by law.

Signatures appear on the following page

IN WITNESS WHEREOF, I have set my hand the day and year first written above.

PREFERRED TERM SECURITIES IX, LTD.

By:

Print Name:

Title:

IN WITNESS WHEREOF, this Agreement is agreed to and accepted as of the day and year first written above.

UNITED BANCSHARES, INC.

By:

Name:

Title:

UNITED (OH) STATUTORY TRUST I

By:

Name:

Title:

Administrator

EXHIBIT B-I

FORM OF COMPANY COUNSEL OPINION

March 26, 2003

Preferred Term Securities IX, Ltd.

FTN Financial Capital Markets

c/o Maples Finance Limited

845 Crossover Lane, Suite 150

P.O. Box 1093 GT

Memphis, Tennessee 38117

Queensgate House

South Church Street

Keefe, Bruyette & Woods, Inc.

George Town, Grand Cayman

787 7th Avenue

Cayman Islands

4th Floor

New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to United Bancshares, Inc. (the “Company”), an Ohio corporation in connection with a certain Placement Agreement, dated March 17, 2003, (the “Placement Agreement”), between the Company and United (OH) Statutory Trust I (the “Trust”), on one hand, and FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. (the “Placement Agents”), on the other hand. Pursuant to the Placement Agreement, and subject to the terms and conditions stated therein, the Trust will issue and sell to Preferred Term Securities IX, Ltd. (the “Purchaser”), $10,000,000.00 aggregate principal amount of Fixed/Floating Rate Capital Securities (liquidation amount $1,000.00 per capital security) (the “Capital Securities”).

Capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Placement Agreement.

The law covered by the opinions expressed herein is limited to the law of the United States of America and of the State of Ohio.

We have made such investigations of law as, in our judgment, were necessary to render the following opinions. We have also reviewed (a) the Company’s Articles of Incorporation, as amended, and its By-Laws, as amended; and (b) such corporate documents, records, information and certificates of the Company and its Subsidiaries, certificates of public officials or government authorities and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to certain facts material to our opinions, we have relied, with your permission, upon statements, certificates or representations, including those delivered or made in connection with the above-referenced transaction, of officers and other representatives of the Company and its Subsidiaries and the Trust.

As used herein, the phrase “to our knowledge” or “to the best of our knowledge” or other similar phrase means the actual knowledge of the attorneys who have had active involvement in the transactions described above or who have prepared or signed this opinion letter, or who otherwise have devoted substantial attention to legal matters for the Company.

Based upon and subject to the foregoing and the further qualifications set forth below, we are of the opinion as of the date hereof that:

1.

The Company is validly existing and in good standing under the laws of the State of Ohio and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Each of the Significant Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and the Significant Subsidiaries has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects. To the best of our knowledge, all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable except to the extent such shares may be deemed assessable under 12 U.S.C. Section l831o or 12 U.S.C. Section 55, and are owned of record and beneficially, directly or indirectly, by the Company.

2.

The issuance, sale and delivery of the Debentures in accordance with the terms and conditions of the Placement Agreement and the Operative Documents have been duly authorized by all necessary actions of the Company. The issuance, sale and delivery of the Debentures by the Company and the issuance, sale and delivery of the Trust Securities by the Trust do not give rise to any preemptive or other rights to subscribe for or to purchase any shares of capital stock or equity securities of the Company or the Significant Subsidiaries pursuant to the corporate Articles of Incorporation or Charter, By-Laws or other governing documents of the Company or the Significant Subsidiaries, or, to the best of our knowledge, any agreement or other instrument to which either Company or the Subsidiaries is a party or by which the Company or the Significant Subsidiaries may be bound.

3.

The Company has all requisite corporate power to enter into and perform its obligations under the Placement Agreement and the Subscription Agreement, and the Placement Agreement and the Subscription Agreement have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws affecting creditors’ rights generally, and except as the indemnification and contribution provisions thereof may be limited under applicable laws and certain remedies may not be available in the case of a non-material breach.

4.

Each of the Indenture, the Trust Agreement and the Guarantee Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity.

5.

The Debentures have been duly authorized, executed and delivered by the Company, are entitled to the benefits of the Indenture and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity.

6.

To the best of our knowledge, neither the Company, the Trust, nor any other Subsidiaries of the Company is in breach or violation of, or default under, with or without notice or lapse of time or both, its Articles of Incorporation or Charter, By-Laws or other governing documents (including without limitation, the Trust Agreement). The execution, delivery and performance of the Placement Agreement and the Operative Documents and the consummation of the transactions contemplated by the Placement Agreement and the Operative Documents do not and will not (i) result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or its Subsidiaries, or (ii) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (A) the Articles of Incorporation or Charter, By-Laws or other governing documents of the Company or its Subsidiaries, or (B) to the best of our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (C) any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to us having jurisdiction over the Company or its Subsidiaries or any of their respective properties which, in the case of each of (i) or (ii) above, is material to the Company and its Subsidiaries on a consolidated basis.

7.

Except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of~ or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the State of Ohio in connection with the transactions contemplated by the Placement Agreement and the Operative Documents in connection with the offer and sale of the Capital Securities as contemplated by the Placement Agreement and the Operative Documents.

8.

To the best of our knowledge (i) no action, suit or proceeding at law or in equity is pending or threatened to which the Offerors or their Subsidiaries are or may be a party, and (ii) no action, suit or proceeding is pending or threatened against or affecting the Offerors or their Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Placement Agreement and the Operative Documents or the issuance and sale of the Capital Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Offerors and their Subsidiaries on a consolidated basis.

9.

Assuming the truth and accuracy of the representations and warranties of the Placement Agents in the Placement Agreement and the Purchaser in the Subscription Agreement, it is not necessary in connection with the offering, sale and delivery of the Capital Securities, the Debentures and the Guarantee Agreement (or the Guarantee) to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Placement Agreement and the Subscription Agreement.

10.

Neither the Company nor the Trust is or after giving effect to the offering and sale of the Capital Securities and the consummation of the transactions described in the Placement Agreement will be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended, without regard to Section 3(c) of such Act.

The opinion expressed in the first two sentences of numbered paragraph I of this Opinion Letter is based solely upon certain certificates and confirmations issued by the applicable governmental officer or authority with respect to each of the Company and the Significant Subsidiaries.

With respect to the foregoing opinions, since no member of this firm is actively engaged in the practice of law in the States of Connecticut or New York, we do not express any opinions as to the laws of such states and have (i) relied, with your approval, upon the opinion of Bingham McCutchen LLP with respect to matters of Connecticut law and (ii) assumed, with your approval and without rendering any opinion to such effect, that the laws of the State of New York, in all respects material to this opinion, are substantively identical to the laws of the State of Ohio, without regard to conflict of law provisions.

This opinion is rendered to you solely pursuant to Section 3.1(a) of the Placement Agreement. As such, it may be relied upon by you only and may not be used or relied upon by any other person for any purpose whatsoever without our prior written consent.

Very truly yours,

EXHIBIT B-2

FORM OF CONNECTICUT COUNSEL OPINION

TO THE PARTIES LISTED

ON SCHEDULE I HERETO

Ladies and Gentlemen:

We have acted as special counsel in the State of Connecticut (the “State”) for United (OH) Statutory Trust I (the “Trust”), a Connecticut statutory trust formed pursuant to the Amended and Restated Declaration of Trust (the “Trust Agreement”) dated as of the date hereof, among United Bancshares, Inc., an Ohio corporation (the “Sponsor”), U.S. Bank National Association, a national banking association (“U. S. Bank”), in its capacity as Institutional Trustee (the “Institutional Trustee”), and Brian D. Young, Steven G. Freeman and E. Eugene Lehman, each, an individual, (each, an “Administrator”) in connection with the issuance by the Trust to the Holders (as defined in the Trust Agreement) of its capital securities (the “Capital Securities”) pursuant to the Placement Agreement dated as of March 17, 2003 (the “Placement Agreement”), the issuance by the Trust to the Sponsor of its Common Securities, pursuant to the Trust Agreement and the acquisition by the Trust from the Sponsor of Debentures, issued pursuant to the Indenture dated as of the date hereof (the “Indenture”).

The Institutional Trustee has requested that we deliver this opinion to you in accordance with Section 3.1(b) of the Placement Agreement. Capitalized terms not otherwise defined herein shall have the meanings specified in, or defined by reference in or set forth in the Operative Documents (as defined below).

Our representation of the Trust has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Operative Documents and (ii) certificates delivered to us by the management of U.S. Bank, and have assumed, with your permission, without independent inquiry, the accuracy of those representations, warranties and certificates.

We have examined the following documents to which the Trust is a party, each of which is dated the date hereof, unless otherwise noted:

(i)

the Trust Agreement;

(ii)

the Placement Agreement;

(iii)

the Subscription Agreement;

(iv)

the Certificate of Common Securities;

(v)

the Certificate of Capital Securities;

(vi)

the Guarantee Agreement;

(vii)

the Certificate of Trust filed with the Secretary of State of the State of Connecticut dated March 13, 2003; and

(viii)

a Certificate of Legal Existence for the Trust obtained from the Secretary of State of the State of Connecticut dated March 13, 2003 (the “Certificate of Legal Existence”).

The documents referenced in subparagraphs (i) through (vii) above are hereinafter referred to collectively as the “Operative Documents.”

We have also examined originals, or copies, certified or otherwise identified to our satisfaction, of such other corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of rendering this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the legal existence of the Trust, our opinion relies entirely upon and is limited by the Certificate of Legal Existence, which is attached hereto as Exhibit A.

We have assumed, with your permission, the genuineness of all signatures (other than those on behalf of U.S. Bank, the Guarantee Trustee, Indenture Trustee, Institutional Trustee and the Trust), the conformity of the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than those individuals executing documents on behalf of U. S. Bank, the Guarantee Trustee, Indenture Trustee, Institutional Trustee and the Trust).

When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm who have participated directly and substantively in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion except as indicated herein.

For the purposes of this opinion we have made such examination of law as we have deemed necessary. The opinions expressed below are limited solely to the internal substantive laws of the State (as applied by courts located in the State without regard to choice of law) and we express no opinion as to the laws of any other jurisdiction. To the extent to which this opinion deals with matters governed by or relating to the laws of any other state or jurisdiction, we have assumed, with your permission, that the Operative Documents are governed by the internal substantive laws of the State.

We express no opinion as to (i) the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor or any provisions of the Trust Agreement with respect to indemnification or contribution and (ii) the accuracy or completeness of any exhibits or schedules to the Operative Documents. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called “Blue Sky” laws of Connecticut or of any other state or other jurisdiction.

Our opinion, with your permission, is further subject to the following exceptions, qualifications and assumptions:

(a)

We have assumed without any independent investigation that (i) each party to the Operative Documents, other than U.S. Bank, the Guarantee Trustee, Indenture Trustee, Institutional Trustee and the Trust, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Operative Documents, (ii) each party to the Operative Documents, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be (other than U.S. Bank, the Guarantee Trustee, Indenture Trustee, Institutional Trustee or the Trust) to execute, deliver and to perform its obligations under, the Operative Documents, and (iii) each party to the Operative Documents other than U.S. Bank, the Guarantee Trustee, Indenture Trustee, Institutional Trustee or the Trust has duly executed and delivered each of such agreements and instruments to which it is a party and that the execution and delivery of such agreements and instruments and the transactions contemplated thereby have been duly authorized by proper corporate or other organizational proceedings as to each such party.

(b)

We have assumed without any independent investigation (i) that the Institutional Trustee, the Sponsor and the Administrators have received the agreed to and stated consideration for the incurrence of the obligations applicable to it under the Trust Agreement and each of the other Operative Documents, (ii) that each of the Operative Documents (other than the Trust Agreement) is a valid, binding and enforceable obligation of each party thereto other than the Trust, U.S. Bank and the Institutional Trustee, as applicable; and, for the purposes of this opinion letter, we herein also assume that each of the Operative Documents (other than the Trust Agreement) constitutes a valid, binding and enforceable obligation of U.S. Bank, the Guarantee Trustee and the Indenture Trustee, as applicable under Connecticut and federal law (as to which such matters we are delivering to you a separate opinion letter on this date, which is subject to the assumptions, qualifications and limitations set forth therein).

(c)

The enforcement of any obligations of U.S. Bank, the Sponsor and the Administrators, as applicable, under the Trust Agreement and the obligations of the Trust under the other Operative Documents may be limited by the receivership, conservatorship and supervisory powers of depository institution regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of U.S. Bank, the Sponsor, the Administrators or the Trust under any of the Operative Documents.

(d)

We express no opinion as to the enforceability of any particular provision of the Trust Agreement or the other Operative Documents relating to remedies after default.

(e)

We express no opinion as the availability of any specific or equitable relief of any kind.

(f)

The enforcement of any rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(g)

We express no opinion as to the enforceability of any particular provision of any of the Operative Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102(3), 9-501(3) or other provisions of the Uniform Commercial Code (“UCC”) of the State, (v) the grant of powers of attorney to any person or entity, or (vi) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights.

(h)

We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

(i)

We express no opinion as to any requirement that any party to the Operative Documents (or any other persons or entities purportedly entitled to the benefits thereof) qualify or register to do business in any jurisdiction in order to be able to enforce its rights thereunder or obtain the benefits thereof.

Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1.

The Trust has been duly formed and is validly existing as a statutory trust under the Connecticut Statutory Trust Act, Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq. (the “Act”).

2.

The Trust Agreement constitutes a valid and binding obligation of U. S. Bank and the Institutional Trustee enforceable against U. S. Bank and the Institutional Trustee in accordance with the terms thereof.

3.

The Trust Agreement constitutes a valid and binding obligation of the Sponsor and the Administrators, enforceable against the Sponsor and the Administrators in accordance with its terms.

4.

The Trust has the requisite trust power and authority to (a) execute and deliver, and to perform its obligations under, the Operative Documents, and (b) perform its obligations under such Operative Documents.

5.

Each of the Operative Documents to which the Trust is a party constitutes a valid and binding obligation of the Trust, enforceable against the Trust in accordance with the terms thereof.

6.

The Capital Securities have been duly authorized by the Trust under the Trust Agreement, and the Capital Securities, when duly executed and delivered to the Holders in accordance with the Trust Agreement, the Placement Agreement and the Subscription Agreement, will be validly issued, fully paid and nonassessable and will evidence undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement.

7.

The Common Securities have been duly authorized by the Trust Agreement, and the Common Securities, when duly executed and delivered to the Company in accordance with the Trust Agreement, the Placement Agreement and the Subscription Agreement and delivered and paid for in accordance therewith, will be validly issued, fully paid and nonassessable (subject to Section 9.1(b) of the Trust Agreement which provides that the Holders of Common Securities are liable for debts and obligations of the Trust to the extent such debts and obligations are not satisfied out of the Trust’s assets) and will evidence undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement.

8.

Neither the execution, delivery or performance by the Trust of the Operative Documents, the consummation by the Trust of the transactions contemplated thereby, nor compliance by the Trust with any of the terms and provisions thereof, (a) violates the Trust Agreement, or, to the best of our knowledge, contravenes or will contravene any provision of, or constitutes a default under, or results in any breach of, or results in the creation of any lien (other than as permitted under the Operative Documents) upon property of the Trust under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, license or other agreement or instrument, in each case known to us, to which it is a party or by which it is bound or (b) violates any applicable Connecticut law governing the Trust, or, to the best of our knowledge, any judgment or order of any court or other tribunal, in each case known to us, applicable to or binding on it.

9.

No consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Connecticut governmental authority regulating the Trust is required for the execution, delivery, validity or performance of, or the carrying out by, the Trust of any of the transactions contemplated by the Operative Documents, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken.

10.

The Holders, as the beneficial holders of the Capital Securities, will be entitled to the same limitation of personal liability extended to shareholders of domestic corporations organized under the laws of the State.

11.

Under the Trust Agreement, the issuance of the Capital Securities is not subject to preemptive rights.

12.

Assuming that the Trust will not be taxable as a corporation for federal income tax purposes, but rather will be classified for such purposes as a grantor trust, the Trust will not be subject to any tax, fee or other government charge under the laws of the State of Connecticut or any political subdivision thereof.

This opinion is rendered solely for the benefit of those institutions listed on Schedule I hereto and their successors and assigns in connection with the transactions contemplated by the Operative Documents and may not be used or relied upon by any other person or for any other purpose.

Very truly yours,

BINGHAM MCCUTCHEN LLP

SCHEDULE I

U.S. Bank National Association

FTN Financial Capital Markets

Keefe, Bruyette & Woods, Inc.

Preferred Term Securities IX, Ltd.

Preferred Term Securities IX, Inc.

Lewis, Rice & Fingersh, L.C.

United Bancshares, Inc.

Dinsmore & Shohl LLP

EXHIBIT A TO EXHIBIT B-2

CERTIFICATE OF LEGAL EXISTENCE

(See Tab No. 6)

EXHIBIT B-3

FORM OF TAX COUNSEL OPINION

United Bancshares, Inc.

100 South High Street

Columbus Grove, Ohio 45830

United (OH) Statutory Trust I

c/o United Bancshares, Inc.

100 South High Street

Columbus Grove, Ohio 45830

FTN Financial Capital Markets

845 Crossover Lane, Suite 150

Memphis, Tennessee 38117

Keefe, Bruyette & Woods, Inc.

787 7th Avenue

4th Floor

New York, New York 10019

Ladies and Gentlemen:

We have acted as special tax counsel to United Bancshares, Inc. and to United (OH) Statutory Trust I in connection with the proposed issuance of (i) Fixed/Floating Rate Capital Securities, liquidation amount $1,000.00 per Capital Security (the “Capital Securities”) of United (OH) Statutory Trust I, a statutory business trust created under the laws of Connecticut (the “Trust”), pursuant to the terms of the Amended and Restated Declaration of Trust dated as of the date hereof by United Bancshares, Inc., an Ohio corporation (the “Company”), U.S. Bank National Association, as institutional trustee, and Brian D. Young, Steven G. Freeman and E. Eugene Lehman, as Administrators (the “Trust Agreement”), (ii) Junior Subordinated Deferrable Interest Debentures (the “Corresponding Debentures”) of the Company issued pursuant to the terms of an Indenture dated as of the date hereof from the Company to U.S. Bank National Association, as trustee (the “Indenture”), which Debentures are to be sold by the Company to the Trust, and (iii) the Guarantee Agreement of the Company with respect to the Capital Securities dated as of the date hereof (the “Guarantee”) between the Company and U. S. Bank National Association, as guarantee trustee. The Capital Securities and the Corresponding Debentures are to be issued as contemplated by the Offering Circular (the “Offering Circular”) dated March 17, 2003 prepared by Preferred Term Securities IX, Ltd., an entity formed under the Companies Law of the Cayman Islands, and Preferred Term Securities IX, Inc., a Delaware corporation.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including (i) the Offering Circular, (ii) the Indenture, (iii) the form of the Corresponding Debentures attached as an exhibit to the Indenture, (iv) the Trust Agreement, (v) the Guarantee, and (vi) the form of Capital Securities Certificate attached as an exhibit to the Trust Agreement (collectively the “Documents”). Furthermore, we have relied upon certain representations made by the Company and upon the opinion of Bingham McCutchen LLP as to certain matters of Connecticut law. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures and the correctness of all representations made therein. We have further assumed that there are no agreements or understandings contemplated therein other than those contained in the Documents.

Based upon the foregoing, and assuming (i) that the final Documents will be substantially identical to the forms examined, (ii) full compliance with all the terms of the final Documents, and (iii) the accuracy of representations made by the Company and delivered to us, we are of the opinion that:

(a)

The Corresponding Debentures will be classified as indebtedness of the Company for U.S. federal income tax purposes.

(b)

The Trust will be characterized as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

The opinions expressed above are based on existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury regulations, published interpretations by the Internal Revenue Service of the Code and such Treasury regulations, and existing court decisions, any of which could be changed at any time. Any such changes may or may not be retroactively applied, and may result in federal income tax consequences that differ from those reflected in the opinions set forth above. We note that there is no authority directly on point dealing with securities such as the Capital Securities or with transactions of the type described herein, and that the authorities on which this opinion is based are subject to various interpretations. Further, you should be aware that opinions of counsel have no official status and are not binding on the Internal Revenue Service or the courts. Accordingly, we can provide no assurance that the interpretation of the federal income tax laws set forth in our opinions will prevail if challenged by the IRS in an administrative or judicial proceeding.

We have also assumed that each transaction contemplated herein will be carried out strictly in accordance with the Documents. Any variance in the facts may result in Federal income tax consequences that differ from those reflected in the opinions set forth above.

Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts (including the taking of any action by any party to any of the transactions described in the Documents relating to such transactions) or in the Documents on which this opinion is based, or an inaccuracy in any of the representations upon which we have relied in rendering this opinion.

We express no opinion with respect to any matter not specifically addressed by the foregoing opinions, including state or local tax consequences, or any federal, state, or local issue not specifically referred to and discussed above including, without limitation, the effect on the matters covered by this opinion of the laws of any other jurisdiction.

This letter is delivered for the benefit of the specified addressees and may not be relied upon by any other person. No portion of this letter may be quoted or otherwise referred to in any document or delivered to any other person or entity without the express written consent of Lewis, Rice & Fingersh, L.C. This opinion letter is rendered as of the date set forth above.

Very truly yours,

LEWIS, RICE & FINGERSH, L.C.

Lewis, Rice & Fingersh, L.C.

500 N. Broadway, Suite 2000

St. Louis, Missouri 63102

Attention:

Lawrence H. Weltman, Esq.

Re:

Representations Concerning the Issuance of Fixed/Floating Rate Junior

Subordinated Deferrable Interest Debentures (the “Debentures”) to United (OH) Statutory Trust I (the “Trust”) and Sale of Trust Securities (the “Trust Securities”) of the Trust

Ladies and Gentlemen:

In accordance with your request, United Bancshares, Inc. (the “Company”) hereby makes the following representations in connection with the preparation of your opinion letter as to the United States federal income tax consequences of the issuance by the Company of the Debentures to the Trust and the sale of the Trust Securities.

Company hereby represents that:

1.

The sole assets of the Trust will be the Debentures, any interest paid on the Debentures to the extent not distributed, proceeds of the Debentures, or any of the foregoing.

2.

The Company intends to use the net proceeds from the sale of the Debentures for general corporate purposes.

3.

The Trust was not formed to conduct any trade or business and is not authorized to conduct any trade or business. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Debentures, and (iii) engaging only in activities necessary or incidental thereto.

4.

The Trust was formed to facilitate direct investment in the assets of the Trust, and the existence of multiple classes of ownership is incidental to that purpose. There is no intent to provide holders of such interests in the Trust with diverse interests in the assets of the Trust.

5.

The Company intends to create a debtor-creditor relationship between the Company, as debtor, and the Trust, as a creditor, upon the issuance and sale of the Debentures to the Trust by the Company. The Company will (i) record and at all times continue to reflect the Debentures as indebtedness on its separate books and records for financial accounting purposes, and (ii) treat the Debentures as indebtedness for all United States tax purposes.

6.

During each year, the Trust’s income will consist solely of payments made by the Company with respect to the Debentures. Such payments will not be derived from the active conduct of a financial business by the Trust. Both the Company’s obligation to make such payments and the measurement of the amounts payable by the Company are defined by the terms of the Debentures. Neither the Company’s obligation to make such payments nor the measurement of the amounts payable by the Company is dependent on income or profits of Company or any affiliate of the Company.

7.

The Company expects that it will be able to make, and will make, timely payment of amounts identified by the Debentures as principal and interest in accordance with the terms of the Debentures with available capital or accumulated earnings.

8.

The Company presently has no intention to defer interest payments on the Debentures, and it considers the likelihood of such a deferral to be remote because, if it were to exercise its right to defer payments of interest with respect to the Debentures, it would not be permitted to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any capital stock of the Company or any affiliate of the Company (other than payments of dividends or distributions to the Company) or make any payment of principal of or interest or premium, if any, on or repay, repurchase, or redeem any debt securities of the Company or any affiliate of the Company that rank pan passu in all respects with or junior in interest to the Debentures, in each case subject to limited exceptions stated in Section 2.11 of the Indenture to be entered into in connection with the issuance of the Debentures.

9.

Immediately after the issuance of the Debentures, the debt-to-equity ratio of the Company (as determined for financial accounting purposes, but excluding deposit liabilities from the Company’s debt) will be within standard depository institution industry norms and, in any event, will be no higher than four to one (4:1).

10.

To the best of our knowledge, the Company is currently in compliance with all federal, state, and local capital requirements, except to the extent that failure to comply with any such requirements would not have a material adverse effect on the Company and its affiliates.

11.

The Company will not issue any class of common stock or preferred stock senior to the Debentures during their term.

12.

The Internal Revenue Service has not challenged the interest deduction on any class of the Company’s subordinated debt in the last ten (10) years on the basis that such debt constitutes equity for federal income tax purposes.

The above representations are accurate as of the date below and will continue to be accurate through the issuance of the Trust Securities, unless you are otherwise notified by us in writing. The undersigned understands that you will rely on the foregoing in connection with rendering certain legal opinions, and possesses the authority to make the representations set forth in this letter on behalf of the Company.

Very truly yours,

UNITED BANCSHARES, INC.

Date: March 24, 2003

By:_________________________________

Title:

EXHIBIT C

SIGNIFICANT SUBSIDIARIES

The Bank of Leipsic Company

Citizens Bank of Delphos

The Union Bank Company

EXHIBIT D

FORM OF QUARTERLY REPORT

Preferred Term Securities IX, Ltd.

c/o The Bank of New York

Collateralized Debt Obligation Group

101 Barclay Street, 8E

New York, New York 10286

Attention:

Franco B. Talavera

CDO Relationship Manager

BANK HOLDING COMPANY

As of [March 31, June 30, September 30 or December 31], 20_

Tier I to Risk Weighted Assets

______%

Ratio of Double Leverage

______%

Non-Performing Assets to Loans and OREO

______%

Ratio of Reserves to Non-Performing Loans

______%

Ratio of Net Charge-Offs to Loans

______%

Return on Average Assets (annualized)**

______%

Net Interest Margin (annualized)* *

______%

Efficiency Ratio

______%

Ratio of Loans to Assets

______%

Ratio of Loans to Deposits

______%

Total Assets

$________

Year to Date Income

$________

________________

*A table describing the quarterly report calculation procedures is provided on page D-2

** To annualize Return on Average Assets and Net Interest Margin do the following:

1st Quarter-multiply income statement item by 4, then divide by balance sheet item(s).

2nd Quarter-multiply income statement item by 2, then divide by balance sheet item(s).

3rd Quarter-divide income statement item by 3, then multiply by 4, then divide by balance sheet item(s).

4th Quarter-should already be an annual number.

NO ADJUSTMENT SHOULD BE MADE TO BALANCE SHEET ITEMS

Report Item	Corresponding FRY-9C or LP Line Items with Line Item corresponding Schedules	Description of Calculation
“Tier 1 Capital” to Risk Weighted Assets	BHCK7206 Schedule HC-R	Tier 1 Risk Ratio: Core Capital (Tier 1)/Risk-Adjusted Assets
Ratio of Double Leverage	(BHCP0365)/(BHCP3210) Schedule PC in the LP

Total equity investments in subsidiaries divided by the total equity capital.  This field is calculated at the parent company level.  “Subsidiaries” include bank, bank holding company, and nonbank subsidiaries.

Non-Performing Assets to Loans and OREO	(BHCK5525-BHCK3506+BHCK5526-BHCK3507+BHCK2744)/(BHCK2122+BHCK2744) Schedules HC-C, HC-M & HC-N	Total Nonperforming Assets (NPLs+Foreclosed Real Estate+ Other Nonaccrual & Repossessed Assets)/Total Loans + Foreclosed Real Estate
Ratio of Reserves to Non-Performing Loans	(BHCK3123+BHCK3128)/(BHCK5525-BHCK3506+BHCK5526-BHCK3507) Schedules HC & HC-N	Total Loan Loss and Allocated Transfer Risk Reserves/Total Nonperforming Loans (Nonaccrual + Restructured)
Ratio of Net Charge-Offs to Loans	(BHCK4635-BHCK4605)/(BHCK3516) Schedules HI-B & HC-K	Net charge offs for the period as a percentage of average loans.
Return on Assets	(BHCK4340/BHCK3368) Schedules HI & HC-K	Net Income as a percentage of Assets
Net Interest Margin	(BHCK4519)/(BHCK3515+BHCK3365+BHCK 3516+BHCK3401+BHCKB985) Schedules HI Memorandum and HC-K	(Net Interest Income Fully Taxable Equivalent, if available/Average Earning Assets)
Efficiency Ratio	(BHCK4093)/(BHCK4519+BHCK4079) Schedule HI	(Noninterest Expense)/(Net Interest Income Fully Taxable Equivalent, if available, plus Noninterest Income)
Ratio of Loans to Assets	(BHCKB528+BHCK5369)/BHCK2170) Schedule HC	Total Loans & Leases (Net of Unearned Income & Gross of Reserve)/Total Assets
Ratio of Loans to Deposits	(BHCKB528+BHCK5369)/(BHDM6631+ BHDM6636+BHFN6631+BHFN6636) Schedule HC	Total Loans & Leases (Net of Unearned Income & Gross of Reserve)/ Total Deposits (Includes Domestic and Foreign Deposits)
Total Assets	(BHCK2170) Schedule HC

The sum of total assets.  Includes cash and balances due from depository institutions; securities; federal funds sold and securities purchased under agreements to resell; loans and lease financing receivables; trading assets; premises and fixed assets; other real estate owned; investments in unconsolidated subsidiaries and associated companies; customer’s liability on acceptances outstanding; intangible assets; and other assets.

Net Income	(BHCK4300) Schedule HI	The sum of income (loss) before extraordinary items and other adjustments and extraordinary items; and other adjustments, net of income taxes.

FIXED/FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE INTEREST

DEBENTURE

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A) OF RULE 501 UNDER THE SECURITIES ACT  THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR, FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR. TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THE SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000.00 AND MULTIPLES OF $1,000.00 IN EXCESS THEREOF.  ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000.00 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture

of

United Bancshares, Inc.

March 26, 2003

United Bancshares, Inc., an Ohio corporation (the “Company” which term includes any successor Person under the Indenture hereinafter referred to), for value received promises to pay to U. S. Bank National Association, not in its individual capacity but solely as Institutional Trustee for United (OH) Statutory Trust I (the “Holder”) or registered assigns, the principal sum of ten million three hundred ten thousand dollars ($10,310,000.00) on March 26, 2033, and to pay interest on said principal sum from March 26, 2003, or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 26, June 26, September 26 and December 26 of each year commencing June 26, 2003, at an annual rate equal to 6.40% beginning on (and including) the date of original issuance and ending on (but excluding) March 26, 2008 and at an annual rate for each successive Distribution Period beginning on (and including) March 26, 2008, and each succeeding Interest Payment Date, and ending on (but excluding) the next succeeding Interest Payment Date, equal to 3-Month LIBOR, determined as described below, plus 3.15% (the “Coupon Rate”), applied to the principal amount hereof, until the principal hereof is paid or duly provided for or made available for payment, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest (including Additional Interest) at the Interest Rate in effect for each applicable period, compounded quarterly, from the dates such amounts are due until they are paid or made available for payment. The amount of interest payable (i) for any Distribution Period commencing on or after the date of original issuance but before March 26, 2008 will be computed on the basis of a 360-day year of twelve 30-day months, and (ii) for the Distribution Period commencing on March 26, 2008 and each succeeding Distribution Period will be computed on the basis of the actual number of days in the Distribution Period concerned divided by 360. In the event that any date on which interest is payable on this Debenture is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment, which shall be fifteen days prior to the day on which the relevant Interest Payment Date occurs. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date.

“3-Month LIBOR” as used herein, means the London interbank offered interest rate for three-month U.S. dollar deposits determined by the Trustee in the following order of priority: (i) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date (“Telerate Page 3750” means the display designated as “Page 3750” on the Dow Jones Telerate Service or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits); (ii) if such rate cannot be identified on the related Determination Date, the Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks’ offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; (iii) if fewer than two such quotations are provided as requested in clause (ii) above, the Trustee will request four major New York City banks to provide such banks’ offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; and (iv) if fewer than two such quotations are provided as requested in clause (iii) above, 3-Month LIBOR will be a 3-Month LIBOR determined with respect to the Distribution Period immediately preceding such current Distribution Period. If the rate for U.S. dollar deposits having a three-month maturity that initially appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Telerate Page 3750 by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3-Month LIBOR for such Determination Date. As used herein, “Determination Date” means the date that is two London Banking Days (i.e., a business day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the commencement of the relevant Distribution Period.

The Interest Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

All percentages resulting from any calculations on the Debentures will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward)).

The principal of and interest on this Debenture shall be payable at the office or agency of the Trustee (or other paying agent appointed by the Company) maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made by check mailed to the registered holder at such address as shall appear in the Debenture Register if a request for a wire transfer by such holder has not been received by the Company or by wire transfer to an account appropriately designated by the holder hereof.  Notwithstanding the foregoing, so long as the holder of this Debenture is the Institutional Trustee, the payment of the principal of and interest on this Debenture will be made in immediately available funds at such place and to such account as may be designated by the Trustee.

So long as no Event of Default has occurred and is continuing, the Company shall have the right, from time to time, and without causing an Event of Default, to defer payments of interest on the Debentures by extending the interest payment period on the Debentures at any time and from time to time during the term of the Debentures, for up to 20 consecutive quarterly periods (each such extended interest payment period, an “Extension Period”), during which Extension Period no interest (including Additional Interest) shall be due and payable (except any Additional Sums that may be due and payable).  No Extension Period may end on a date other than an Interest Payment Date.  During an Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest will accrue at an annual rate equal to the Interest Rate in effect for such Extension Period, compounded quarterly from the date such interest would have been payable were it not for the Extension Period, to the extent permitted by law (such interest referred to herein as “Additional Interest”). At the end of any such Extension Period, the Company shall pay all interest then accrued and unpaid on the Debentures (together with Additional Interest thereon); provided, however, that no Extension Period may extend beyond the Maturity Date; provided further, however, that during any such Extension Period, the Company shall not and shall not permit any Affiliate to engage in any of the activities or transactions described on the reverse side hereof and in the Indenture. Prior to the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date.  Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and Additional Interest, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest. The Company must give the Trustee notice of its election to begin or extend an Extension Period of at least 5 Business Days prior to the regular record date (as such term is used in Section 2.8 of the Indenture) immediately preceding the Interest Payment Date with respect to which interest on the Debentures would have been payable except for the election to begin or extend such Extension Period.

The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto.  Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Debenture are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

Signatures appear on the following page

IN WITNESS WHEREOF, the Company has duly executed this certificate.

UNITED BANCSHARES, INC.

By:

/s/ E. Eugene Lehman

Name:

E. Eugene Lehman

Title:

President

CERTIFICATE OF AUTHENTICATION

This is one of the Debentures referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:

/s/

Authorized Officer

REVERSE OF DEBENTURE

This Debenture is one of the fixed/floating rate junior subordinated deferrable interest debentures of the Company, all issued or to be issued under and pursuant to the Indenture dated as of March 26, 2003 (the “Indenture”), duly executed and delivered between the Company and the Trustee, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. The Debentures are limited in aggregate principal amount as specified in the Indenture.

Upon the occurrence and continuation of a Special Event prior to March 26, 2008, the Company shall have the right to redeem the Debentures in whole, but not in part, at any Interest Payment Date, within 120 days following the occurrence of such Special Event, at the Special Redemption Price.

In addition, the Company shall have the right to redeem the Debentures, in whole or in part, but in all cases in a principal amount with integral multiples of $l,000.00, on any Interest Payment Date on or after March 26, 2008, at the Redemption Price.

Prior to 10:00 am. New York City time on the Redemption Date or Special Redemption Date, as applicable, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the Redemption Date or the Special Redemption Date, as applicable, all the Debentures so called for redemption at the appropriate Redemption Price or Special Redemption Price.

If all, or less than all, the Debentures are to be redeemed, the Company will give the Trustee notice not less than 45 nor more than 60 days, respectively, prior to the Redemption Date or Special Redemption Date, as applicable, as to the aggregate principal amount of Debentures to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debentures or portions thereof (in integral multiples of $l,000.00) to be redeemed.

Notwithstanding the foregoing, any redemption of Debentures by the Company shall be subject to the receipt of any and all required regulatory approvals.

In case an Event of Default shall have occurred and be continuing, upon demand of the Trustee, the principal of all of the Debentures shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debenture then outstanding and affected thereby (i) change the fixed maturity of any Debenture, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Debentures, or impair or affect the right of any Securityholder to institute suit for payment thereof or impair the right of repayment, if any, at the option of the holder, or (ii) reduce the aforesaid percentage of Debentures the holders of which are required to consent to any such supplemental indenture.

The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time outstanding on behalf of the holders of all of the Debentures to waive (or modify any previously granted waiver of) any past default or Event of Default, and its consequences, except a default (a) in the payment of principal of, premium, if any, or interest on any of the Debentures, (b) in respect of covenants or provisions hereof or of the Indenture which cannot be modified or amended without the consent of the holder of each Debenture affected, or (c) in respect of the covenants contained in Section 3.9 of the Indenture; provided, however, that if the Debentures are held by the Trust or a trustee of such trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in Liquidation Amount of Trust Securities of the Trust shall have consented to such waiver or modification to such waiver, provided, further, that if the consent of the holder of each outstanding Debenture is required, such waiver shall not be effective until each holder of the Trust Securities of the Trust shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of the Indenture and the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by the Indenture, said default or Event of Default shall for all purposes of the Debentures and the Indenture be deemed to have been cured and to be not continuing.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, including Additional Interest, on this Debenture at the time and place and at the rate and in the money herein prescribed.

The Company has agreed that if Debentures are initially issued to the Trust or a trustee of such Trust in connection with the issuance of Trust Securities by the Trust (regardless of whether Debentures continue to be held by such Trust) and (i) there shall have occurred and be continuing an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on the Debentures by extending the interest payment period as provided herein and such Extension Period, or any extension thereof, shall be continuing, then the Company shall not, and shall not allow any Affiliate of the Company to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock or its Affiliates’ capital stock (other than payments of dividends or distributions to the Company) or make any guarantee payments with respect to the foregoing or (y) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or any Affiliate that rank pari passu in all respects with or junior in interest to the Debentures (other than, with respect to clauses (x) and (y) above, (1) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, if any, (2) as a result of any exchange or conversion of any class or series of the Company’s capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock, (3) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (4) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, (5) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (6) payments under the Capital Securities Guarantee).

The Debentures are issuable only in registered, certificated form without coupons and in minimum denominations of $100,000.00 and any multiple of $1,000.00 in excess thereof. As provided in the Indenture and subject to the transfer restrictions and limitations as may be contained herein and therein from time to time, this Debenture is transferable by the holder hereof on the Debenture Register of the Company. Upon due presentment for registration of transfer of any Debenture at the Principal Office of the Trustee or at any office or agency of the Company maintained for such purpose as provided in Section 3.2 of the Indenture, the Company shall execute, the Company or the Trustee shall register and the Trustee or the Authenticating Agent shall authenticate and make available for delivery in the name of the transferee or transferees a new Debenture for a like aggregate principal amount. All Debentures presented for registration of transfer or for exchange or payment shall (if so required by the Company or the Trustee or the Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to, the Company and the Trustee or the Authenticating Agent duly executed by the holder or his attorney duly authorized in writing. No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in connection therewith.

Prior to due presentment for registration of transfer of any Debenture, the Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and any Debenture registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat him as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debenture.

No recourse for the payment of the principal of or premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture, or in any such Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company or of any successor Person of the Company, either directly or through the Company or any successor Person of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Debentures.

Capitalized terms used and not defined in this Debenture shall have the meanings assigned in the Indenture dated as of the date of original issuance of this Debenture between the Trustee and the Company.

THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

Exhibit 10.2

Employment Agreement – Daniel W. Schutt

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), made and entered into effective as of January 14, 2005 (the “Effective Date”), by and among United Bancshares, Inc. , headquartered in Columbus Grove, Ohio and its wholly-owned subsidiary, The Union Bank Company ("Union") (collectively referred to herein as the “Company”) and Daniel W. Schutt , a resident of Ohio (“Employee”).

WITNESSETH

WHEREAS, the Company is a registered bank holding company under the Bank Holding Company Act of 1956 and the sole shareholder of Union, an Ohio state-chartered bank.

WHEREAS, Employee has knowledge, experience and expertise in the area of the business of the Company, and the Company desires to obtain the benefits of Employee’s knowledge, experience and expertise;

WHEREAS, the Company desires to employ Employee on the terms and subject to the conditions set forth herein and Employee desires to accept employment on such terms and conditions; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Employment

1.1 Position.   On the terms and subject to the conditions set forth in this Agreement, the Company shall employ Employee to serve as President and Chief Executive Officer of the Company and Union, respectively, and to perform all duties commensurate with such positions, serving at the pleasure and direction of the Boards of Directors of Company (the “Board”) and subject to the terms of this Agreement.

1.2 Board Reporting & Job Description.   Employee is to exercise such authority and perform such duties as are commensurate with the position and will report directly to the Board of Directors. Such services shall be performed in the same market area where the Company has offices, or at such other location as the Company and Employee may reasonably agree.

2. Compensation

2.1 Base Salary.  As consideration for Employee’s services as an employee hereunder, The Company agrees to pay Employee, and Employee agrees to accept, a base salary of not less than $238,000 annually (“Base Salary”) throughout the Term with increases as the Board, in its discretion, may make at any time and from time to time.  The Base Salary, as so determined, shall be payable in accordance with the Company's customary practice.  It is further understood and agreed that during the term of Employee’s status as an employee, Employee shall be subject to the withholding of taxes as required by law.  During the term of employment contemplated by this Agreement, the Employee shall receive employee benefits and wage increase considerations on the same basis as other employees and other perquisites as determined by the Board.

2.2   Bonus.  The Company shall make a $25,000 payment to the Employee as a signing bonus.  Payment will be made upon full execution of this Agreement and Employee gaining status as an employee, the payment will be subject to the withholding of taxes as required by law.  Additionally, the Employee shall be eligible to participate in Senior Management incentive compensation/bonus plans as provided by the Company.

2.3   Benefits.  Employee shall be entitled to participate in any insurance or other benefit plans now or hereafter provided or made available to employees of the Company generally; provided, however, that except as otherwise provided herein nothing contained in this Agreement shall require the Company to establish, maintain or continue any such benefits already in existence or hereafter adopted for employees of the Company.

2.4   Vacation.   Employee shall be entitled to annual vacation and leave time of four weeks at full pay.  Unused vacation time shall be treated pursuant to the Company policy.

2.5   Executive Supplemental Income Plan.  Employee shall be entitled to participate in the Company's current Executive Supplemental Income Plan ("Plan") which will be structured to produce $40,000 in income per year for 15 years in accordance with the Company's current Plan guidelines.  With the exclusion of the Death Benefit as described in the Plan, the Employee will be fully vested at age 62.  The plan shall be fully funded at the Employee’s age of 65.

2.6   Change of Control Agreement .   If Employee remains employed pursuant to this Agreement for the full five year employment period reflected in Section 3.1, upon the expiration of the Term, as defined below, Employee and the Company agree to enter into the Change of Control Agreement in the form attached hereto as Exhibit 1, which shall provide for benefits in the event of a change of control of the Company.  If Employee does not complete the full five year employment period or is terminated at any time for cause, this agreement to execute the Change of Control shall become null and void and of no force or effect.

3. Term and Termination.

3.1 Term.  Employee shall be employed for a term commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (the “Term”) unless terminated earlier as provided herein.

3.2   Termination.

(a)

Death or Disability.  If Employee dies or becomes disabled to the extent that Employee cannot perform his duties under this Agreement for a period of the lesser of (i) 180 consecutive days or (ii) the time that the Employee and Company mutually determine that there is a reasonable medical probability that the Employee will not return to perform his duties within 180 days (the “Disability Period”), this Agreement shall cease and terminate on the date of Employee’s death or conclusion of the Disability Period, as applicable, and Employee shall be entitled to receive any Base Salary and benefits, earned through Employee’s date of death or disability.  Any disability payments received by the Employee from the Company’s disability policy will offset payments owed to the Employee under section 2.1.

(b)

Retirement. Upon Employee’s retirement from Company at such time as is normal and expected for employee retirement from the Company, this Agreement shall cease and terminate as of the date of retirement, and subject to the terms of this Agreement, Employee shall be entitled to receive only Base Salary and benefits, earned through the date of retirement.

(c)

Termination for Cause. If this Agreement is terminated by the Company for Cause (as defined herein), this Agreement shall cease and terminate as of the date of termination of Employee.  “Cause” shall be defined as (i) commission of a willful act of dishonesty in the course of the Employee’s duties; (ii) conviction by a court of competent jurisdiction of a crime constituting a felony; (iii) the Employee’s continued, habitual intoxication or performance under the influence of controlled substances during working hours; (iv) frequent or extended, and unjustifiable (not as a result of incapacity or disability) absenteeism; (v) the Employee’s continued personal misconduct, inability or refusal to substantially perform his duties and responsibilities as determined by the Board of Directors of the Company or by a state or federal banking regulatory agency that has jurisdiction over the Company, or (vi) material deviation from reasonable financial goals or operational policies established by the Board.

3.3   Termination by Employee Without Cause.  Employee may terminate employment under this Agreement at any time by giving 30 days advance notice in writing to the Company.

3.4   Termination by Employee for “Good Cause”.  Employee may terminate employment under this Agreement at any time upon the breach by the Company of any of its obligations under this Agreement or for Good Cause; provided that the Employee has given the Company at least ten days prior written notice of the nature of such breach and Company, has failed to cure such breach within a 30 day period following such notice.  For purposes herein, “Good Cause” means without Employee’s express written consent, the assignment to Employee of any duties or responsibilities inconsistent with the Employee’s position, or a change in the Employee’s reporting responsibilities, titles or offices as described herein, or any removal of the Employee from, or the failure to re-elect the Employee to, any such positions, except in connection with the termination of the Employee for Cause, or his earlier disability, retirement or death.

3.5   Employee’s Rights Upon Termination.  In the event that this Agreement is terminated by the Company for Cause, Employee shall receive all Base Salary and benefits, earned through Employee’s final day of employment. In the event that Employee terminates his employment for Good Cause, the Company shall pay to Employee an amount equal to the Base Salary for the remaining term of the agreement, subject to any necessary regulatory approval. In the event that the Company terminates Employee without Cause, the Company shall pay to Employee an amount equal to the Base Salary for the remaining term of the agreement, subject to any necessary regulatory approval.  Any such Base Salary shall be paid to Employee within 30 days of Employee’s final day of employment. Upon termination for any reason, Employee shall be required to deliver to the Company any Company assets.

3.6   Reimbursement for Certain Litigation Expenses.  To the extent that the Employee prevails in a court of competent jurisdiction on the issue of whether Employee’s employment was properly terminated under this Agreement, the Company shall reimburse Employee his reasonable attorney’s fees and costs incurred in such action.  Any amounts to be reimbursed hereunder will be paid to the Employee within 30 days of a written consent for the same.

4 . Confidential Information and Property of the Company and the Bank.

4.1  Confidential Information.   Employee acknowledges and agrees that in connection with his employment Employee will have access to certain confidential and proprietary information owned by and related to the Company and Union.  For purposes of this Agreement, “Confidential Information” means any proprietary information of or related to the Company and the Bank, including but not limited to:  (i) operations manuals and guidelines, marketing manuals and plans, and business strategies, techniques and methodologies; (ii) financial information, including information set forth in internal records, files and ledgers, or incorporated in profit and loss statements, fiscal reports, sales reports and business plans; (iii) any and all active prospective mergers or acquisitions of the Company or the Bank, and all financial data, pricing terms, information memoranda and due diligence reports relating thereto; (iv) all internal memoranda and other office records, including electronic and data processing files and records; and (v) any other information constituting a trade secret under governing trade secrets law or that is customarily considered confidential in nature by industry.

4.2  Exceptions.  Notwithstanding the foregoing, Confidential Information does not include any of the foregoing that is of general public knowledge or is received in good faith from a third party having the right to disclose it, who, to the best of Employee’s knowledge, did not obtain such information from the Company or Union and who imposes no obligation of secrecy on Employee with respect to such information.

4.3   Non-Disclosure of Confidential Information.  Employee shall not at any time willfully use, disclose or divulge any such Confidential Information to any person, firm or corporation, except:  (i) in connection with the discharge of his duties hereunder; (ii) with the prior written consent of the Company or the Bank, which consent may be withheld in the Company’s sole discretion; or (iii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event Employee shall notify the Company as promptly as practicable and, if possible, prior to make such disclosure.  Employee shall use his best efforts to prevent any such disclosure by others.

5. Arbitration.  Any dispute or controversy arising under or in connection with this Agreement, including but not limited to any dispute or controversy arising under this Agreement, shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Lima, Ohio, in accordance with the rules of the American Arbitration Association then in effect.  The panel of arbitrators shall be determined as follows:  the Company will choose one arbitrator, Employee will choose one arbitrator, and the third person will be chosen by the two arbitrators chosen by Employee and the Company.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation of provisions contained herein, and Employee hereby consents that such restraining order or injunction may be granted without the necessity of the Company posting any bond.  The expense of such arbitration shall be borne by the party who was found to be in breach of the Agreement.  Parties shall bear their own legal fees and personal costs of such arbitration.  If the party who initiated arbitration is found by the arbitration panel to have brought the action in bad faith, then such party shall be responsible for the other party’s legal fees and other costs incurred as a result of the arbitration.

6. Entire Agreement.   This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings of the parties with respect to the subject matter hereof.  No amendment or modification of this Agreement shall be valid or binding unless made in writing and signed by the parties hereto.

7. Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party (including without limitation service by overnight courier service) to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, at the address set forth below, or on the date of service if delivered by facsimile to the facsimile number then utilized by the party receiving the facsimile.  All notices shall be addressed to the parties to be served as follows:

(a) If to the Company: United Bancshares, Inc. 100 South High Street Columbus Grove, OH 45830 Attn: Chairman (b) If to Employee: Daniel W. Schutt 216 Woodland Dr Antwerp, Ohio 45813	Copy to: Susan B. Zaunbrecher, Esq. Dinsmore & Shohl 255 East Fifth Street, Suite 2400 Cincinnati, OH 45202

8. Severability.  If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, and this Agreement shall be construed and enforced to the maximum extent permitted by law.

9. Waiver.  No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

10. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to principles of conflict of law.

11. Assignment.  Employee may not assign any rights under this Agreement without the prior written consent of the Company.  If the Company, or any entity resulting from any stock purchase, merger or consolidation with or into the Company, is merged with or consolidated into or with any other entity or entities, or if substantially all of the stock or operating assets of any of the aforementioned entities is sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in, or the entity resulting from, such asset purchase, merger or consolidation, or the entity to which such assets are sold or transferred.

12. Survival.  The duties and obligations of the parties to this Agreement shall survive termination of this Agreement.

13. Headings.  The headings contained in this Agreement are for reference purposes only and should not affect in any way the meaning or interpretation of this Agreement.

[Remainder of this Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

UNITED BANCSHARES, INC. /s/ James N. Reynolds By: James N. Reynolds, Chairman

THE UNION BANK COMPANY /s/ James N. Reynolds By: James N. Reynolds Its: Director

EMPLOYEE \s\ Daniel W. Schutt Daniel W. Schutt

Exhibit 1

CHANGE IN CONTROL AGREEMENT

THIS CHANGE IN CONTROL AGREEMENT (this “Agreement”) is made and entered into as of this _____ day of __________, _____ (the “Effective Date”) by and between United Bancshares, Inc. , an Ohio corporation with its principal office located in Columbus Grove, Ohio  (“United”), The Union Bank Company , an Ohio state-chartered bank with its principal office located in Columbus Grove, Ohio (“Union”) and Daniel W. Schutt, a resident of Ohio (the “Employee”).   United and Union, individually and in the aggregate are referred to herein as the Company.  Capitalized terms used but not defined in the text of this Agreement shall have the meaning set forth in Annex A attached hereto.

W I T N E S S E T H:

WHEREAS , the Employee is employed as the President and CEO of United Bancshares, Inc.; and

WHEREAS , the Board of Directors of the Company recognizes the possibility that a change in control may occur and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company and its shareholders; and

WHEREAS , the Board of Directors of the Company believes it is in the best interests of the Company to enter into this Agreement with the Employee in order to assure continuity of management and to reinforce and encourage the attention and dedication of the Employee to his assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Company; and

WHEREAS , the Board of Directors of the Company approved and authorized the execution of this Agreement with the Employee.

NOW, THEREFORE , in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto hereby agree as follows:

1. TERM.  The term of this Agreement shall commence on the Effective Date and shall terminate upon the earlier of (i) the date on which payment is made of the Change in Control Payment due to the Employee hereunder, (ii) the date on which the Employee’s employment terminates for any reason other than in conjunction with a Change in Control as described herein, or (iii) upon the expiration of four years from the Effective Date.

2. CHANGE IN CONTROL PAYMENT.

a. Cause for Payment .  If, at any time during the period beginning 120 days prior to a Change of Control and ending one year after said Change of Control, either (i) the Employee’s employment is involuntarily terminated for any reason other than Cause or (ii) the Employee voluntarily terminates his employment for Good Reason, the Company shall provide a Change in Control Payment to the Employee as set forth below.

b. Amount of Change in Control Payment .  The Change in Control Payment shall be a lump sum payment as follows:

1. For a Change in Control during Year 1 after the Effective Date

$500,000

2. For a Change in Control during Year 2 after the Effective Date

$375,000

3. For a Change in Control during Year 3 after the Effective Date

$250,000

4. For a Change in Control during Year 4 after the Effective Date

$125,000

Upon the expiration of four years after the Effective Date, there will be no obligation under any circumstance to make a Change in Control Payment to Employee.

c. Timing of Change in Control Payment .  The Change in Control Payment shall be paid to the Employee (i) not later than thirty (30) days after the effective date of the Change in Control if the termination giving rise to the Change in Control Payment occurs before the effective date of the Change in Control; or (ii) thirty (30) days after the date of termination giving rise to the Change in Control Payment if such termination occurs after the effective date of the Change in Control.

3. OTHER BENEFITS .  The Change in Control Payment described in this Agreement shall be in addition to any other retirement or other benefits payable to the Employee under any plan, fund or program maintained by the Company.

4. SUCCESSOR .  The Company will require any successor as the result of a Change in Control to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform hereunder.  Failure of the Company to obtain such assumption and agreement prior to the effectiveness of the Change in Control shall be a breach of this Agreement and shall entitle the Employee to the Change in Control Payment from the Company in the same amount and on the same terms as the Employee would be entitled to hereunder upon the occurrence of a termination (other than an involuntary termination for cause) during the period described in paragraph 2(a), above.

5. WITHHOLDING .  All payments to the Employee under this Agreement will be subject to applicable withholding of state and federal taxes.

6. MISCELLANEOUS.

a. Obligation of the Company .  The Company and successors, and not the Board of Directors of the Company or any member thereof, shall be liable for any and all claims made in connection with this Agreement and for any and all payments to which the Employee may be entitled under this Agreement.  The Agreement shall be unfunded.

b. Successors and Assigns .  This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of the Employee, and the successors and assigns of the Company, except that the Employee may not assign this Agreement.

c. Modification .  This Agreement may not be changed, amended, or modified except by a writing signed by all parties hereto.

d. Notices .  Any notice, request, demand, waiver, consent, approval or other communication which is required to be or may be given under this Agreement shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by a commercially reputable overnight delivery service, delivery charges prepaid, at the addresses set forth herein or to such other address as either party may designate from time to time by notice to the other party sent in like manner.

The Company:	The Employee:

United Bancshares, Inc. ATTN: Human Resources 100 S. High Street Columbus Grove, OH 45830	Daniel W. Schutt _________________ _________________

e. Governing Law .  This Agreement constitutes the entire agreement between the parties and shall be governed by and construed in accordance with the laws of the State of Ohio applicable to the agreements made and to be performed solely within such state.

f. Headings .  The section headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the construction or interpretation of this Agreement.

g. No Mitigation .  The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

h. Confidentiality .  Employee agrees not to disclose the existence of this Agreement or its terms to anyone other than the Employee’s attorney and the Employee’s financial and tax advisors.

IN WITNESS WHEREOF , the parties hereto have caused this Agreement to be executed as of the Effective Date.

UNITED BANCSHARES, INC.	EMPLOYEE:

By: ________________________ Name: ______________________ Title: _______________________	Daniel W. Schutt (Name) ____________________________ (Signature)

THE UNION BANK COMPANY

By: ________________________ Name: ______________________ Title: _______________________

Change of Control Agreement

Annex A

“ Cause ” means:  (a) commission of a willful act of dishonesty in the course of the Employee’s duties; (b) conviction by a court of competent jurisdiction of a crime constituting a felony; (c) the Employee’s continued, habitual intoxication or performance under the influence of controlled substances during working hours; (d) frequent or extended, and unjustifiable (not as a result of incapacity or disability) absenteeism; (e) the Employee’s continued personal misconduct, inability or refusal to substantially perform his duties and responsibilities as determined by the Board of Directors of the Company or by a state or federal banking regulatory agency that has jurisdiction over the Company; or (f) material deviation from reasonable financial goals or operational policies established by the Board.  A termination of the Employee for “cause” based on either or both of subsection (d) or (e) above shall take effect thirty (30) days after the Company gives written notice of such termination to the Employee specifying the conduct deemed to qualify as cause, unless the Employee shall, during such thirty (30) day period, remedy the events or circumstances constituting cause to the reasonable satisfaction of the Company.

 “ Change in Control ” means:  (a) the reorganization, recapitalization, consolidation, merger or other business combination of the Company (whether or not the Company is the surviving and continuing entity) in which the shareholders of the Company immediately prior to such transaction own 60% or less of the outstanding voting shares of the resulting company, (b) the transfer of all or substantially all of the assets of the Company to a third party that is not affiliated with the Company, or (c) the purchase by any Person or group of Persons that are not affiliated with the Company, of 40% or more of the outstanding voting shares of the Company.  For purposes of this definition, “affiliated” shall mean and describe any Person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Company.  “Control” shall mean the power to direct the management policies of the Company, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.  “Person” shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation or institution.

 “ Good Reason ” means:  (a) a material diminution of Employee's duties, responsibilities, compensation or benefits, (b) a reduction by the Company, or its successor, in Employee's annual base salary as in effect as of the date hereof or as the same may be increased from time to time, or (c) the Company, or its successor, requires Employee to relocate to an office more than twenty-five miles from Columbus Grove, Ohio.

Exhibit 10.3

Severance Agreement – E. Eugene Lehman

SEVERANCE AGREEMENT AND GENERAL RELEASE

This Severance Agreement and General Release (“General Release”) is made and entered into by and between E. Eugene Lehman (“LEHMAN”) and United Bancshares, Inc. and its wholly-owned subsidiaries (collectively, the “COMPANY”) as of November 17, 2004.

In consideration of the mutual promises contained herein, LEHMAN and the COMPANY agree as follows:

1. As used in this General Release, these words shall have the following meanings:

a. RELEASEES means United Bancshares, Inc. and former and current owners, shareholders, partners, sponsors, members, predecessors, officials, officers, representatives, agents, directors, trustees, fiduciaries, employees, subsidiaries, affiliates, and divisions and all other related entities of the COMPANY and their respective heirs, successors, and assigns and all other persons and entities acting by, through, under, or in concert with any of them.

b. CLAIM(S) means any and all charges, complaints, claims, liabilities, obligations, promises, agreements, grievances, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorney’s fees actually incurred).

c. PARTY or PARTIES means LEHMAN or RELEASEES individually or both LEHMAN and RELEASEES, collectively.

2. LEHMAN agrees that beginning December 1, 2004 and until either PARTY terminates (the “Transition Period”) he will exercise his best efforts and he will make himself available on a full-time basis if requested by the COMPANY.  For services performed during the Transition Period, the COMPANY shall pay LEHMAN a salary of $1040.00 per month, less appropriate withholding and legal deductions.  The COMPANY agrees to maintain LEHMAN'S current health and medical insurance up through the end of the month in which his employee status is terminated by either PARTY.  Thereafter, the COMPANY will extend rights to LEHMAN pursuant to the Comprehensive Omnibus Reconciliation Act of 1986, as amended, 29 U.S.C. Sections 1161-1168 ("COBRA") for a period of eighteen (18) months.  If LEHMAN elects coverage pursuant to COBRA, the coverage shall be at LEHMAN'S sole cost and expense.

3. Subject to RELEASEES' rights set forth in paragraph 8, upon regulatory approval if applicable, and seven (7) days following execution of this General Release,  RELEASEES shall provide LEHMAN severance, in one lump sum payment, in the total amount of $603,877, less appropriate withholding taxes and applicable legal deductions ("Severance Amount").  LEHMAN acknowledges that the above-referenced payment is something of value to which he would not be entitled except for RELEASEES' agreement herein.  LEHMAN further agrees that the payment constitutes full, final and complete satisfaction of any and all CLAIMS by LEHMAN against any or all of the RELEASEES.

4a. In exchange for his receipt of the above-referenced payment, and as a material inducement for RELEASEES to enter into this General Release, LEHMAN agrees not to sue and/or be a party to any proceeding of any kind or nature against RELEASEES for the CLAIMS described in this Paragraph 4a.  He also irrevocably and unconditionally releases and forever discharges the RELEASEES from each and every CLAIM of any nature whatsoever, known or unknown, including but not limited to, those arising out of or relating to his employment with the COMPANY or his separation there from, under any federal, state or local law and the common law, including but not limited to Whistleblower CLAIMS, breach of oral or written contract CLAIMS, or CLAIMS arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”).  LEHMAN does not waive or release any future CLAIMS that arise solely and completely after LEHMAN executes this General Release.  LEHMAN also agrees that he has not assigned or transferred any CLAIMS to another person or entity.

Notwithstanding the foregoing, LEHMAN shall be entitled to any applicable vested benefits to which he would otherwise be entitled under any applicable retirement plan(s).

4b. In exchange for its receipt of LEHMAN’s resignation and as a material inducement for LEHMAN to enter into this General Release, and in addition to any other obligations as set forth herein, and assuming the accuracy of LEHMAN’s representation and warranty as set forth in Paragraph 5 herein, RELEASEES agree not to sue and/or be a party to any proceeding of any kind or nature against LEHMAN for the CLAIMS described in this Paragraph 4b.  Assuming the accuracy of LEHMAN's representation and warranty as set forth in Paragraph 5 herein, COMPANY also irrevocably and unconditionally releases and forever discharges LEHMAN from each and every CLAIM of any nature whatsoever, known or unknown, including but not limited to LEHMAN's service to the COMPANY as an officer, director and/or shareholder thereof and/or any actions or inactions by LEHMAN in his capacity as an officer, director and/or shareholder of the COMPANY.

5.   Solely with respect to Paragraph 4b of this Agreement only and for no other purpose, LEHMAN hereby represents and warrants that, in connection with his service as an officer, director and/or shareholder of the COMPANY, LEHMAN has not engaged in any material violation of law and has not engaged in gross negligence or willful misconduct with respect to the operation of the COMPANY’s business.

6. Each PARTY represents that it does not claim an interest in, has not made any CLAIMS, nor has filed any complaints or charges against the other PARTY with any local, state, or federal department, agency or court.  Each PARTY also waives the right to recover any damages or other relief in any CLAIM or suit brought by or through any local, state, or federal department, agency, or court.

7. Each PARTY also acknowledges and agrees that neither this General Release nor any actions or statements taken hereunder constitute nor are they to be construed as an acknowledgment, evidence, or admission of any liability or violation of any law or statute, the common law, or any agreement which exists or which allegedly may exist by and among the PARTIES.  The PARTIES specifically deny and disclaim any liability and by entering into this General Release intend merely to resolve any differences in an amicable way.

8.  Exclusively as this General Release pertains to LEHMAN’S release of CLAIMS under the Age Discrimination in Employment Act (“ADEA”), LEHMAN, pursuant to and in compliance with the Older Workers Benefit Protection Act: (i) is advised to consult with an attorney prior to executing this General Release; (ii) is afforded a period of at least twenty-one (21) calendar days to consider this General Release; and (iii) may revoke this General Release during the seven (7) calendar days following its execution.  To the extent LEHMAN executes this General Release prior to the expiration of the twenty-one (21) calendar day period specified in (ii) above, LEHMAN acknowledges and agrees that he was afforded the opportunity to have a period of at least twenty-one (21) calendar days to consider it before executing it and that his execution of this General Release prior to the expiration of said period was his free and voluntary act.  LEHMAN also agrees that this General Release is written in a manner that enables him to fully understand its content and meaning.

This General Release as it pertains to a release of CLAIMS under the ADEA shall become effective and enforceable seven (7) calendar days after its execution.  All other provisions of this General Release or parts thereof shall become effective and enforceable upon execution; provided, however, that if he revokes this General Release as provided in (iii) above, the COMPANY may revoke this General Release in its entirety during the seven (7) calendar day period following his revocation.  Written notice of any revocation must be delivered to the COMPANY on or before the effective date of revocation.

9. LEHMAN agrees and covenants that, for the twelve (12) month period following his retirement, specifically from December 1, 2004 through November 30, 2005, he will not directly or indirectly act as or accept a position as an employee, officer or independent contractor to manage or operate any financial institution within 25 miles of the COMPANY's current headquarters in Columbus Grove, Ohio.  LEHMAN is specifically not prohibited under this Paragraph 9 from acting as a consultant to or sitting on the board of directors of any financial institution.

10. LEHMAN also agrees and covenants that, for the twelve (12) month period following his retirement, specifically from December 1, 2004, through November 30, 2005, he will not knowingly, directly or indirectly, initiate contact to attempt to induce or persuade any employee, agent or customer of the COMPANY to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other financial institution in competition with the COMPANY.

11. Each PARTY agrees that it shall not make any disparaging, negative, false or derogatory statements or other communications, written or oral, about the other PARTY.

12. LEHMAN agrees he is fully able and competent to enter into this General Release, that he has read this General Release in its entirety, that he had an opportunity to review it with an attorney, and that his agreement to all of its provisions is made freely, voluntarily, and with full knowledge and understanding of its contents.  COMPANY is duly authorized to enter into this Agreement.  Further, each PARTY represents and acknowledges that in executing this General Release, it does not rely and has not relied upon any representation or statement made by the other PARTY with regard to the subject matter, basis, or effect of this General Release or otherwise, other than the obligations of the PARTIES set forth in this General Release.

13. This General Release sets forth the entire agreement between the PARTIES hereto and fully supersedes any and all prior agreements or understandings, whether oral or written, between them.  It also shall be interpreted, enforced, and governed by the laws of the State of Ohio.  If, for any reason, any part(s) or language within any part(s) of this General Release shall be deemed invalid or unenforceable, all remaining parts shall remain binding and in full force and effect.

E. EUGENE LEHMAN: /s/ E. Eugene Lehman Date: November 17, 2004 Witness: /s/Bonita Selhorst	UNITED BANCSHARES, INC.: By: /s/ James Reynolds Title: Chairman Date: November 17, 2004 Witness: /s/Bonita Selhorst

Exhibit 10.4

Agreement – Brian D. Young

AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of this 18th day of January 2005 (the “Effective Date”) by and between United Bancshares, Inc. , an Ohio corporation with its principal office located in Columbus Grove, Ohio  (“Company”) and Brian D. Young , a resident of the State of Ohio (the “Employee”).   Capitalized terms used but not defined in the text of this Agreement shall have the meaning set forth in Annex A attached hereto.

W I T N E S S E T H:

WHEREAS , the Employee is employed as the Chief Financial Officer and Interim President/Chief Executive Officer of the Company; and

WHEREAS , the Board of Directors of the Company is conducting an evaluation of potential candidates for appointment as the permanent President/Chief Executive Officer of the Company; and

WHEREAS , the Board of Directors of the Company and the Employee recognize the possibility that the Board of Directors may appoint a person other than the Employee as the permanent President/Chief Executive Officer; and

WHEREAS , the Board of Directors of the Company and the Employee acknowledge that for a variety of reasons the Employee may not remain with the Company through the search process or after the appointment of a permanent President/Chief Executive Officer; and

WHEREAS , the Board of Directors of the Company approved and authorized the execution of this Agreement with the Employee.

NOW, THEREFORE , in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto hereby agree as follows:

1. TERM.  The term of this Agreement shall commence on the Effective Date and shall terminate upon the earlier of (i) the date on which payment is made of the Termination Payment due to the Employee hereunder, (ii) the date on which the Employee’s employment is Terminated for Cause as described herein, (iii) the date eighteen (18) months after a person, other than the Employee, is appointed President/Chief Executive Officer of the Company, or (iv) the date on which the Employee is appointed President/Chief Executive Officer of the Company.

2. TERMINATION PAYMENT.

a. Cause for Payment .  If, at any time during the term of this Agreement, either (i) the Employee’s employment is involuntarily terminated for any reason other than Cause or (ii) the Employee voluntarily terminates his employment for Good Reason, the Company shall provide a Termination Payment to the Employee as set forth below.

b. Amount of Termination Payment .  The Termination Payment shall be a lump sum payment equal to two times the Employee’s annual base salary as of (i) the Effective Date or (ii) the date immediately prior to the effective date of the termination of Employee’s employment, whichever is greater.

c. Timing of Termination Payment .  The Termination Payment shall be paid to the Employee not later than thirty (30) days after the date the Employee ceases to be employed by the Company.

d. COBRA .  The Termination Payment shall also include Company-paid COBRA premiums (relating to the Employee’s group medical insurance premiums) for a period of one year after the date of termination of the Employee’s employment.

3. OTHER BENEFITS .  The Termination Payment described in this Agreement shall be in addition to any other retirement or other benefits payable to the Employee under any plan, fund or program maintained by the Company.

4. WITHHOLDING .  All payments to the Employee under this Agreement will be subject to applicable withholding of state and federal taxes.

5. MISCELLANEOUS.

a. Obligation of the Company .  The Company, and not the Board of Directors of the Company or any member thereof, shall be liable for any and all claims made in connection with this Agreement and for any and all payments to which the Employee may be entitled under this Agreement.  The Agreement shall be unfunded.

b. Successors and Assigns .  This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of the Employee, and the successors and assigns of the Company, except that the Employee may not assign this Agreement.

c. Modification .  This Agreement may not be changed, amended, or modified except by a writing signed by all parties hereto.

d. Notices .  Any notice, request, demand, waiver, consent, approval or other communication which is required to be or may be given under this Agreement shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by a commercially reputable overnight delivery service, delivery charges prepaid, at the addresses set forth herein or to such other address as either party may designate from time to time by notice to the other party sent in like manner.

The Company:	The Employee:

United Bancshares, Inc. ATTN: Human Resources 100 S. High Street Columbus Grove, OH 45830	Brian D. Young 415 East College Ave Bluffton, Ohio 45817

e. Governing Law .  This Agreement constitutes the entire agreement between the parties and shall be governed by and construed in accordance with the laws of the State of Ohio applicable to the agreements made and to be performed solely within such state.

f. Headings .  The section headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the construction or interpretation of this Agreement.

g. No Mitigation .  The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

h. Confidentiality .  Employee agrees not to disclose the existence of this Agreement or its terms to anyone other than (i) the Employee’s attorney and the Employee’s financial and tax advisors or (ii) in order to comply with applicable Securities and Exchange Commission disclosure requirements.

IN WITNESS WHEREOF , the parties hereto have caused this Agreement to be executed as of the Effective Date.

UNITED BANCSHARES, INC.	EMPLOYEE:

By: \s\ James N. Reynolds	\s\ Brian D. Young___________
Name: James N. Reynolds Title: Chairman	Brian D. Young Chief Financial Officer/ Interim President and Chief Executive Officer

Agreement

Annex A

“ Cause ” means:  (a) commission of a willful act of dishonesty in the course of the Employee’s duties; (b) conviction by a court of competent jurisdiction of a crime constituting a felony; (c) the Employee’s continued, habitual intoxication or performance under the influence of controlled substances during working hours; (d) frequent or extended, and unjustifiable (not as a result of incapacity or disability) absenteeism; or (e) the Employee’s continued personal misconduct, inability or refusal to substantially perform his duties and responsibilities as determined by the Board of Directors of the Company or by a state or federal banking regulatory agency that has jurisdiction over the Company.  A termination of the Employee for “Cause” shall take effect thirty (30) days after the Company gives written notice of such termination to the Employee specifying the conduct deemed to qualify as cause, unless the Employee shall, during such thirty (30) day period, remedy the events or circumstances constituting cause to the reasonable satisfaction of the Company.

 “ Good Reason ” means:  (a) a material diminution of Employee's duties, responsibilities, compensation or benefits, (b) a reduction by the Company, or its successor, in Employee's annual base salary as in effect as of the date hereof or as the same may be increased from time to time, (c) the Company, or its successor, requires Employee to relocate to an office more than twenty-five miles from Columbus Grove, Ohio, or (d) a disagreement by the Employee as to the short- and/or long-term strategic plan established for the Company by the Board of Directors and/or management of the Company.

Exhibit 10.5

Salary Continuation Agreement – Brian D. Young

THE UNION BANK COMPANY

SALARY CONTINUATION AGREEMENT

THIS SALARY CONTINUATION AGREEMENT (the “Agreement”) is adopted this 15th day of November, 2004, by and between THE UNION BANK COMPANY, a state-chartered commercial bank located in Columbus Grove, Ohio (the “Company”), and BRIAN YOUNG (the “Executive”).

The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development, and future business success of the Company.  This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time.  The Company will pay the benefits from its general assets.

The Company and the Executive agree as provided herein.

Article 1

Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1

“Accrual Balance” means the liability that should be accrued by the Company, under Generally Accepted Accounting Principles (“GAAP”), for the Company’s obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion Number 12 (“APB 12”) as amended by Statement of Financial Accounting Standards Number 106 (“FAS 106”) and the Discount Rate.  Any one of a variety of amortization methods may be used to determine the Accrual Balance.  However, once chosen, the method must be consistently applied.  The Accrual Balance shall be reported by the Company to the Executive on Schedule A.

1.2

“Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

1.3

“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4

“Change of Control” means the transfer of shares of the Company’s voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than 35 percent of the Company’s outstanding voting common stock.

1.5

“Change of Control Benefit” means the benefit described in Section 2.4.

1.6

“Code” means the Internal Revenue Code of 1986, as amended.

1.7

“Death Benefit” means the benefit described in Article 3.

1.8

“Disability” means the Executive’s suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Plan Administrator of the insurance carrier’s or Social Security Administration’s determination upon the request of the Plan Administrator.

1.9

“Disability Benefit” means the benefit described in Section 2.3.

1.10

“Discount Rate” means the rate used by the Plan Administrator for determining the Accrual Balance. The initial Discount Rate is six and one-half percent (6.5%). However, the Plan Administrator, in its sole discretion, may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP.

1.11

“Early Termination” means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

1.12

“Early Termination Date” means the month, day and year in which Early Termination occurs.

1.13

“Early Termination Benefit” means the benefit described in Section 2.2.

1.14

“Effective Date” means January 1,2004.

1.15

“Normal Retirement Age” means the Executive attaining age sixty-five (65).

1.16

“Normal Retirement Benefit” means the benefit described in Section 2.1.

1.17

“Normal Retirement Date” means the later of the Normal Retirement Age or Termination of Employment.

1.18

“Plan Administrator” means the plan administrator described in Article 8.

1.19

“Plan Year” means a twelve-month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on the Effective Date of this Agreement.

1.20

“Schedule A” means the benefit description form attached to this Agreement, which is  updated by the Plan Administrator on an annual basis. If there is a conflict in any terms or provisions between the Schedule A and this Agreement, the terms and provisions of this Agreement shall prevail.

1.21

“Termination for Cause” has that meaning set forth in Article 5.

1.22

“Termination of Employment” means that the Executive ceases o be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

1.23

“Years of Service” means the total number of calendar years during which the Executive is employed on a full-time basis by the Company, or any of its affiliates or subsidiaries, with a minimum of 1,000 hours in any calendar year, inclusive of any approved leaves of absence, beginning on the Executive’s date of hire.

Article 2

Benefits During Lifetime

2.1

Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

2.1.1

Amount of Benefit. The annual benefit under this Section 2.1 is $15,000 (Fifteen Thousand Dollars).

2.1.2

Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Executive’s Normal Retirement Date. The annual benefit shall be paid to the Executive for fifteen (15) years.

2.2

Early Termination Benefit. Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

2.2.1

Amount of Benefit. The annual benefit under this Section 2.2 is the Early Termination Benefit set forth on Schedule A for the Plan Year during which the Early Termination Date occurs, This benefit is determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance

2.2.2

Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Executive’s Early Termination Date. The annual benefit shall be paid to the Executive for fifteen (15) years. The Board, in its sole discretion, may elect to pay this benefit in a lump sum.

2.3

Disability Benefit. Upon Termination of Employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

2.3.1

Amount of Benefit. The annual benefit under this Section 2.3 is the Disability Benefit set forth on Schedule A for the Plan Year during which the Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance.

2.3.2

Payment of Benefit. The Company shall pay the benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Executive’s Termination of Employment due to Disability. The annual benefit shall be paid to the Executive for fifteen (15) years. The Board, in its sole discretion, may elect to pay this benefit in a lump sum.

2.4

Change of Control Benefit. Upon a Change of Control followed by the Executive’s Termination of Employment, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.1

Amount of Benefit. The lump sum benefit under this Section 2.4 is the Change of Control Benefit set forth on Schedule A for the Plan Year during which Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance.

2.4.2

Payment of Benefit. The Company shall pay the benefit to the Executive in a lump sum within ninety (90) days following Termination of Employment.

Article 3

Death Benefits

3.1

Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Beneficiary the benefit described in this  Section 3.1.  This benefit shall be paid in lieu of the benefits under Article 2.

3.1.1

Amount of Benefit. The benefit under this Section 3.1 is the Normal Retirement Benefit amount described in Section 2.1.1.

3.1.2

Payment of Benefit. The Company shall pay the annual benefit to the Beneficiary in twelve (12) equal monthly installments commencing with the month following the Executive’s death. The annual benefit shall be paid to the Beneficiary for a period of fifteen (15) years. The Board, in its sole discretion, may elect to pay this benefit in a lump sum.

3.2

Death During Payment of a Benefit. If the Executive dies after any benefit payments have commenced under Article 2 of this Agreement, but before receiving all such payments, the Company shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived. In the event of: (i)death prior to Normal Retirement Age and during payment of a Disability benefit; or (ii) death following payment of a Change of Control benefit, the Company shall pay the following death benefits in lieu of the benefit just described:

3.2.1

Death Prior to Normal Retirement Age and During Payment of a Disability Benefit. In the event of the Executive’s death while Disabled and prior to attaining Normal Retirement Age, the Company shall cease paying the Disability Benefit described in Section 2.3 and pay to the Executive’s beneficiary the Death Benefit described in Section 3.1, less any Disability Benefit payments already paid out under Section 2.3.

3.2.2

Death Following Payment of a Change of Control Benefit. In the event of the Executive’s death following payment of a Change of Control benefit in Section 2.4, the Company shall pay to the Executive’s beneficiary the Death Benefit described in Section 3.1, less any Change of Control payments already paid out under Section 2.4.

3.3

Death After Termination of Employment But Before Payment of a Benefit Commences. If the Executive is entitled to any benefit payments under Article 2 of this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the same benefit payments to the Beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive’s death.

Article 4

Beneficiaries

4.1

Beneficiary Designation. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Company in which the Executive participates.

4.2

Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive’s death.

4.3

Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4

No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive’s estate.

4.5

Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative, or person having the care or custody of such minor, incompetent person, or incapable person. The Plan Administrator may require proof of incompetence, minority, or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

Article 5

General Limitations

5.1

Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company’s Board of Directors terminates the Executive’s employment for:

(a)

Conviction of a felony; or

(b)

Fraud, disloyalty, dishonesty, or willful violation of any law or significant Company policy committed in connection with the Executive’s employment and resulting in a material adverse effect on the Company; or

(c)

Issuance of an order for removal of the Executive by the Company’s banking regulators.

5.2

Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the Effective Date. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Company on the Executive’s life.

5.4

Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, to the extent any benefit would create an excise tax under the excess parachute rules of Section 280G of the Code, the Company shall reduce the benefit paid under this Agreement to the maximum benefit that would not result in any such excise tax.

Article 6

Claims And Review Procedures

6.1

Claims Procedure. An Executive or Beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

6.1.1

Initiation — Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

6.1.2

Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

6.1.3

Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)

The specific reasons for the denial;

(b)

A reference to the specific provisions of the Agreement on which the denial is based;

(c)

A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d)

An explanation of the Agreement’s review procedures and the time limits applicable to such procedures; and

(e)

A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

6.2

Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

6.2.1

Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

6.2.2

Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records, and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

6.2.3

Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.4

Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the ‘response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

6.2.5

Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)

The specific reasons for the denial;

(b)

A reference to the specific provisions of the Agreement on which the denial is based;

(c)

A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d)

A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 7

Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive. Upon such amendment or termination the Company shall pay benefits to the Executive as if Early Termination occurred on the date of such amendment or termination, regardless of whether Early Termination actually occurs. Additionally, the Company may also amend this Agreement to conform with written directives to the Company from its banking regulators.

Article 8

Administration of Agreement

8.1

Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement, and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

8.2

Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

8.3

Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the Discount Rate.

8.4

Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5

Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

8.6

Annual Statement. The Plan Administrator shall provide to the Executive, within 120 days after the end of each Plan Year, a statement setting forth the benefits payable under this Agreement.

Article 9

Miscellaneous

9.1

Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators, and transferees.

9.2

No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

9.3

Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

9.4

Tax Withholding. The Company shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement. The Executive acknowledges that the Company’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

9.5

Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of 01-HO, except to the extent preempted by the laws of the United States of America.

9.6

Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive’s life is a general asset of the Company to which the Executive and Beneficiary have no preferred or secured claim.

9.7

Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor company.

9.8

Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.9

Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10

Alternative Action.  In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company.

9.11

Headings.  Articles and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12

Validity.  In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13

Notice.  Any notice or filing required or permitted to be given to the Company or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company have signed this Agreement.

EXECUTIVE:	COMPANY:

THE UNION BANK COMPANY

/s/ BRIAN D. YOUNG	By /s/ E. EUGENE LEHMAN
Brian Young	Title President

[INSERT SCHEDULE A GRAPH HERE]

Exhibit 10.5

Executive Supplemental Income Agreement – Bonita Selhorst

THE UNION BANK COMPANY

COLUMBUS GROVE, OHIO

EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT

THIS AGREEMENT is effective on the 31st day of May, 1994, by and between THE UNION BANK COMPANY, Columbus Grove, Ohio, a Ohio banking association (the “Bank”), and BONITA SELHORST (the “Officer”).

WITNESSETH:

WHEREAS, the Officer is currently employed by the Bank in an executive capacity;

WHEREAS, the Bank desires to retain the valuable services and business counsel of the Officer and to induce the Officer to remain in an executive capacity with the Bank;

WHEREAS, the Bank wishes to retain the Officer in order to prevent the substantial financial loss which the Bank could incur if the Officer were to leave and were to enter the employment of a competitor;

WHEREAS, the Officer is considered a highly compensated Officer or member of a select management group of the Bank;

WHEREAS, the Bank recognizes the increasing value of the Officer the longer the period of service and desires to provide a benefit to Officer which will encourage continuous service until Retirement Age by providing increased benefit levels as years of service increase; and

WHEREAS, the Bank desires to pay the Officer the benefits provided herein, subject to the terms and conditions set forth hereinbelow.

NOW, THEREFORE, for and in consideration of the above premises, and of the following terms, conditions and mutual covenants of the parties hereto, IT IS HEREBY AGREED:

ARTICLE 1

DEFINITIONS

For the purposes of this Agreement, the capitalized terms shall have the following meanings:

1.01.

“Addendum” shall mean the attachment to this Agreement entitled “Addendum to Executive Supplemental Income Agreement” which shall be executed by the Officer and a representative of the Bank.

1.02.

“Beneficiary” shall mean the person or persons the Officer has most recently designated on a duly executed beneficiary form received by the Bank; if the Officer has not designated a Beneficiary, then any payments due under the Agreement shall be paid to the Officer’s estate.

1.03.

“Benefit” shall mean the Retirement Benefit, the Early Retirement Benefit, the Disability Benefit, or the Pre-Retirement Death Benefit, as the case may be.

1 .04.

“Benefit Accrual Account” shall mean the aggregate of the accrued liability entries made or required to be made to the Bank’s accounting records during the Benefit Accrual Period, in order to record the Bank’s obligation to pay Benefits under this Agreement pursuant to generally accepted accounting principles. The Benefit Accrual Period begins with the effective date of the Agreement and ends at the earlier of the date of the Officer’s termination of employment or the date the Officer begins receiving payments under this Agreement.

1.05.

“Board of Directors” shall mean the Board of Directors of The Union Bank Company.

1 .06.

“Buyout” shall mean a transaction or series of related transactions by which the Bank is sold, either through the sale of a Controlling Interest in the Bank’s voting stock or through the sale of substantially all of the Bank’s assets, to a party not having a Controlling Interest in the Bank’s voting stock on the date of execution of this Agreement.

1 .07.

“Change in Control” shall mean a Buyout, Merger, or Substantial Change in Ownership and shall occur when the transaction is legally consummated.

1 .08.

“Compensation” shall mean for purposes of calculating benefits under this Agreement, the total base salary paid to the Officer by the Bank for the immediate past calendar year as reflected on the payroll records of the Bank.

1 .09.

“Controlling Interest” shall mean ownership, either directly or indirectly, of more than fifty percent (50%) of the voting stock of the Bank or a parent company of the Bank which is a member of the same “affiliated group” as defined in 26 U.S.C. Section 1504(a).

1.10.

“Disabled” shall mean a permanent physical or mental condition whereby the Officer is or will be unable to perform the duties of the Officer’s customary position of employment with the Bank or any other employer controlled by or under common control with the Bank. The Board of Directors shall determine whether the Officer is declared Disabled within this definition and may require the .Officer to submit to a physical examination in order to declare the Officer Disabled.

1 .11.

“Disability Benefit” shall mean the Disabled Officer may elect a period certain not to exceed 180 months to receive equal monthly payments in an amount necessary to amortize the compounded Benefit Accrual Account at the Interest Rate.

1.12.

“Early Retirement Age” shall mean age fifty-five (55) with ten (10) years of service with the Bank.

1.13.

“Early Retirement Benefit” shall mean the Retiring Officer may elect a period certain not to exceed one hundred eighty (180) months to receive equal monthly payments in an amount necessary to amortize the compounded Benefit Accrual Account at the Interest Rate.

1.14.

“Interest Rate” shall mean eight percent (8.0%) on the date of commencement of Benefit payments under this Agreement. In the event eight percent (8.0%) should fail to be a reliable indicator, the Interest Rate shall be determined by the Board of Directors.

1.15.

“Just Cause” shall mean personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank. The existence of Just Cause shall be determined upon recommendation by a vote of seventy percent (70%) the Board of Directors.

1.16.

“Life Annuity” shall mean equal monthly payments for the life of the Officer such that using the UP 84 Mortality Table and the Interest Rate, the present value of such annuity is equal to the Benefit Accrual Account.

1.17.

“Merger” shall mean a transaction or series of transactions wherein the Bank is combined with another business entity, and after which the persons or entities who had owned, either directly or indirectly, a Controlling Interest in the Bank’s voting stock on the effective date of this Agreement own less than a Controlling Interest in the voting stock of the combined entity.

1.18.

“Pre-Retirement Death Benefit” shall mean the Annual Pre-Retirement Death Benefit amount set forth in the Addendum to this Agreement.

1.19.

“Retirement Age” shall mean age sixty-five (65). The Board of Directors and the Officer may, by mutual written consent, elect to postpone the Retirement Age.

1.20.

“Retirement Benefit” shall mean the Annual Retirement Benefit amount set forth in the Addendum to this Agreement. At the Officer’s election, the Retirement Benefit may be recalculated and paid as a Life Annuity.

1.21.

“Substantial Change in Ownership” shall mean a transaction or series of transactions in which a Controlling Interest in the Bank is acquired by or for a person or business entity, either of which did not own, either directly or indirectly, a Controlling Interest in the Bank on the effective date of this Agreement. The above shall not apply to stock acquired and held by the United Bancshares, Inc. Employee Stock Ownership Plan with 401(k) Provisions (“KSOP”).

ARTICLE II

PAYMENT OF PRE-RETIREMENT DEATH BENEFIT

2.01.

Pre-Retirement Death.

The Bank agrees that if the Officer dies while covered by the provisions of this Agreement and prior to commencement of Benefit payments under Article III below, the Bank will pay the Officer’s Beneficiary the Pre-Retirement Death Benefit. The Pre-Retirement Death Benefit shall be divided by twelve (12) and paid in monthly payments commencing on the first business day of the month following the month in which the Officer dies. The payment of such Pre-Retirement Death Benefit will be subject to the conditions and limitations set forth elsewhere in this Agreement. If the Officer’s Beneficiary is entitled to receipt of the Pre-Retirement Death Benefit, the Officer’s Beneficiary shall not be entitled to any other payments under this Agreement.

2.02.

Suicide Clause.

Notwithstanding the provisions of this Article II, the Bank shall have no obligation under this Agreement if the Officer’s death results from suicide, whether sane or insane, within two (2) years of the effective date of this Agreement.

ARTICLE III

PAYMENT OF RETIREMENT BENEFIT

3.01.

Retirement.

The Bank agrees that if the Officer attains Retirement Age while covered by the provisions of this Agreement, the Retirement Benefit shall be fully vested. After attaining Retirement Age, the Officer may elect to terminate employment and commence receipt of the Retirement Benefit. The Retirement Benefit shall be divided by twelve (12) and paid in monthly payments commencing on the first business day of the month after such termination of employment. Payment of the Retirement Benefit is conditioned upon the Officer’s compliance with this Agreement and upon the Officer receiving no other payments under this Agreement.

3.02.

Early Retirement.

The Bank agrees that the Officer may at any time subsequent to attaining Early Retirement Age request in writing to the Board of Directors to retire early. The Board of Directors may grant nonforfeitable vesting in the Benefit Accrual Account and the payment of the Early Retirement Benefit commencing on the first business day of the month following the Officer’s termination of employment. Payment of the Early Retirement Benefit is conditioned upon the Officer’s compliance with this Agreement and upon the Officer receiving no other payments under this Agreement.

3.03.

Postponed Retirement Benefit.

In the event Retirement Age is postponed, the postponed retirement benefit shall be equal to the Retirement Benefit, unless the Board of Directors, in the exercise of its sole discretion, elects to increase the Retirement Benefit. Payment of the postponed Retirement Benefit shall commence on the first business day of the month after the Officer attains the postponed Retirement Age.

3.04.

Post-Retirement Death Benefit.

In the event the Officer dies on or after commencement of Benefit payments under this Article III, the Officer’s remaining Benefit payments shall continue to be paid to the Officer’s Beneficiary.

ARTICLE IV

PAYMENT OF DISABILITY BENEFIT

4.01.

Disability.

The Bank agrees that if the Officer is declared Disabled while covered by the provisions of this Agreement, the Disability Benefit and the Pre-Retirement Death Benefit shall be fully vested. The Disabled Officer may elect to begin receipt of the Disability Benefit at any time subsequent to being declared Disabled.

4.02.

Post-Disability Death Benefit.

The Bank agrees that if the Officer dies after commencement of the Disability Benefit and before Retirement Age, the Bank shall pay to the Officers’ Beneficiary the Pre-Retirement Death Benefit determined under Paragraph 2.01 of this Agreement, with each monthly payment reduced by an amount equal to the sum of all Disability Benefit payments previously paid to the Officer under this Agreement divided by one hundred eighty (180). Payment of the Post-Disability Death Benefit shall commence on the first business day of the month following the month in which the Officer dies.

In the event the Officer dies after commencement of the Disability Benefit and on or after Retirement Age, the remaining Disability Benefit payments due under Paragraph 4.01 of this Agreement shall be paid to the Disabled Officer’s Beneficiary.

ARTICLE V

CONDITIONS

5.01.

Coverage by this Agreement.

Coverage by the provisions of this Agreement is conditioned upon the Officer’s continuous employment in an eligible capacity (periods of temporary disability and authorized leave of absence shall be considered as periods of employment) with the Bank from the effective date of this Agreement until the earlier of the date the Officer attains Retirement Age, is granted Early Retirement by the Board of Directors, is declared Disabled or dies. Benefit payments are conditioned upon the Officer’s compliance with the terms of this Agreement so long as the Officer lives and payments are due under the provisions of this Agreement.

5.02.

Services.

Payment of the Retirement Benefit or Early Retirement Benefit is further conditioned upon the Officer rendering such reasonable business consulting and advisory services as the Bank’s Board of Directors may call upon the Officer to provide while receiving payments under this Agreement.

(a)

It is understood that such services shall not require the Officer to be active in the Bank’s day-to-day activities, and that the Officer shall perform services as requested by management.

(b)

The Officer shall be compensated for services performed and reimbursed for all expenses incurred in performing such services.

5.03.

Noncompetition.

Coverage by the provisions of this Agreement is further conditioned upon the Officer not engaging in any activity or similar employment capacity for any business enterprise which competes to a substantial degree with the Bank during employment with the Bank or while receiving Benefit coverage or payments. In the event of violation of this provision, all future Benefit coverage or payments shall be canceled and discontinued. The Board of Directors shall determine whether violations have occurred and may also waive these conditions.

5.04.

Change in Control.

The Bank agrees that upon a Change in Control, subject to, but not limited to, Paragraph 2.02, and any other applicable provisions of this Agreement, the Officer shall be fully vested in the Benefit Accrual Account and the Pre-Retirement Death Benefit. Mutual written consent of the Officer and the Bank, successors, and assigns shall be required to amend, modify, or revoke this Agreement on the date of or on any date subsequent to the Change in Control. The Bank, successors, and assigns agree to continue the Benefit Accrual Period and the Pre-Retirement Death Benefit.

5.05.

Termination of Employment.

In the event of termination of employment subsequent to a Change in Control and prior to the commencement of Benefit payments under any provision of this Agreement, the Officer and the Bank, successors, and assigns agree to end the Benefit Accrual Period and commence compounding the Benefit Accrual Account balance annually at the Interest Rate. The Pre-Retirement Death Benefit and all other provisions of this Agreement except Paragraph 5.01 and 5.02 shall be in full force and effect.

5.06.

Acceleration of Payment.

In the event the Officer and the Bank, successors, and assigns agree to accelerate payment as set forth in Article VIII subsequent to a Change in Control, the Pre-Retirement Death Benefit is null and void. The Officer shall have an exclusive option to purchase (the “Option”) any and all assets that the Bank may have acquired in connection with the liabilities it has assumed under this Agreement in whole or in part. The Option is exercisable no later than thirty (30) days after the Officer’s receipt of the single payment amount, at a price equal to the carrying value of the assets on the books and records of the Bank, determined under generally accepted accounting principles. Upon acceleration of payment, the Officer agrees to be bound by a non-competition agreement for one (1) year  from the date of termination of employment. The non-competition agreement will provide that the Officer shall not engage in any activity or similar employment capacity for any business enterprise which competes to a substantial degree with the Bank.

ARTICLE VI

FUNDING

6.01.

The Bank’s obligations under this Agreement shall he an unfunded and unsecured promise to pay. The Bank shall not be required under any circumstances to fund its obligations under this Agreement.

ARTICLE VII

OFFICER RIGHT TO ASSETS

7.01.

The rights of the Officer or the Beneficiary shall be solely those of an unsecured general creditor of the Bank. The Officer or the Beneficiary shall only have the right to receive from the Bank those payments as specified under this Agreement. The Officer or the Beneficiary shall have no rights or interests whatsoever in any assets of the Bank. Any asset used or acquired by the Bank in connection with the liabilities the Bank has assumed under this Agreement, except as expressly provided, shall not be deemed to be held under any trust for the benefit of the Officer or the Beneficiary, nor shall it be considered security for the performance of the obligations of the Bank. It shall be, and remain, a general, unpledged, and unrestricted asset of the Bank.

ARTICLE VIII

ACCELERATION OF PAYMENT

8.01.

The Bank may accelerate to a single payment any Benefits payable under this Agreement with the written consent of the Officer or the Beneficiary. In the event it is agreed to accelerate payment, the single payment amount shall equal the present value of the Benefits payable discounted at the Interest Rate.

ARTICLE IX

LEAVES OF ABSENCE

9.01.

The Bank may, in its sole discretion, permit the Officer to take a leave of absence; each such period shall not exceed one (1) year in length. During such leave, the Officer shall be considered to be in the continuous employment of the Bank for purposes of this Agreement.

ARTICLE X

ASSIGNABILITY

10.01.

Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any Benefits under this Agreement shall be valid or recognized by the Bank.

ARTICLE XI

AMENDMENT/REVOCATION

11.01.

Notwithstanding the provisions of Article XII below, the Bank in its sole discretion may amend, modify, or revoke this Agreement in whole or in part at any time except under the following circumstances:

(1)

The Officer has attained Retirement Age, and is entitled to payment of the Retirement Benefit pursuant to Paragraph 3.01;

(2)

The Officer has been granted Early Retirement, and is entitled to payment of the Early Retirement Benefit pursuant to Paragraph 3.02;

(3)

The Officer has been declared Disabled and is entitled to payment of the Disability Benefit pursuant to Article IV;

(4)

The Officer has died and the Officer’s Beneficiary is entitled to payment of the Pre-Retirement Death Benefit pursuant to Article II; or

(5)

The Board of Directors has entered into discussions in contemplation of a Change in Control.

ARTICLE XII

TERMINATION OF AGREEMENT

12.01.

In the event the Officer is discharged for Just Cause, this Agreement shall be terminated and considered null and void with neither the Officer nor the Officer’s Beneficiary having any claim or right against the Bank. The provisions of this Article shall be superior to and take precedence over any other provisions of this Agreement.

ARTICLE XIII

FIDUCIARY

13.01.

Named Fiduciary and Administrator.

The Board of Directors shall be the Named Fiduciary and Agreement Administrator (the “Administrator”) of this Agreement. The Administrator shall be responsible for the management, control, and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operation responsibilities of the Agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

13.02.

Claims Procedure.

In the event that benefits under this Agreement are not paid to the Officer (or the Beneficiary in the case of the Officer’s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator named above within sixty (60) days from the date payments are- refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provision of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. The decision of the Administrator shall be final.

Where a dispute arises as to the Bank’s discharge of the Officer, such dispute shall likewise be submitted to the Administrator as above described and the parties hereto agree to be bound by the decision thereunder.

ARTICLE XIV

INCOMPETENCY

14.01.

If the Bank shall find that any person to whom any payment is payable under this Agreement is unable to care for their affairs because of illness or injury, or is a minor, any payment due (unless a prior claim shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the Spouse, a child, a parent, a brother or sister, or a custodian determined pursuant to the Uniform Gift to Minors Act (or similar law), or to any person deemed by the Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Bank may determine. Any such payment shall be a complete discharge of the liabilities of the Bank under this Agreement.

ARTICLE XV

NO EMPLOYMENT CONTRACT

15.01.

This Agreement shall in no way be construed to create an employment contract between the Bank and the Officer.

ARTICLE XVI

PRIOR AGREEMENTS

16.01.

This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous Agreements or  understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

ARTICLE XVII

SEVERABILITY

17.01.

In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then:  (a) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative; and (b) the validity and enforceability of the remaining provisions will not be affected thereby.

ARTICLE XVIII

MISCELLANEOUS

18.01.

Laws Governing.

This Agreement shall be governed by the laws of the State of Ohio.

18.02.

Enforcement.

This Agreement is solely between the Bank and the Officer. Furthermore, the Officer or the Beneficiary shall only have recourse against the Bank for enforcement of the Agreement. However, it shall be binding upon the Beneficiary, heirs, executors and administrators of the Officer, and upon any and all successors and assigns of the Bank.

IN WITNESS WHEREOF, the parties acknowledge receipt of an executed original of this Agreement signed this 2nd day of November, 1999.

/s/ BONITA SELHORST
BONITA SELHORST

THE UNION BANK COMPANY COLUMBUS GROVE, OHIO

By: /s/ E. EUGENE LEHMAN Chairman
Title

THE UNION BANK COMPANY

COLUMBUS GROVE, OHIO

ADDENDUM TO

EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT

This Addendum to the Executive Supplemental Income Agreement covering BONITA SELHORST enumerates the dollar amount of Benefits payable under the Executive Supplemental Income Agreement. All rights and payment provisions are controlled by the Executive Supplemental Income Agreement effective on the 31st day of May, 1994. This Addendum revokes any previously dated Addendum.

ANNUAL PRE-RETIREMENT DEATH BENEFIT:

Year 1:	$47,000
Years 2-15:	23,500

ANNUAL RETIREMENT BENEFIT:

$ 11,926 for fifteen (15) years

IN WITNESS WHEREOF, the parties hereto have executed this Addendum this 2nd day of November, 1999, each acknowledging receipt of a fully signed original hereof.

/s/ BONITA SELHORST
BONITA SELHORST

THE UNION BANK COMPANY COLUMBUS GROVE, OHIO

By: /s/ E. EUGENE LEHMAN Chairman
Title